                  Offer to Enter into Supplemental Agreement
                                with Holders of
                 9% Convertible Notes of Bradlees Stores, Inc.

    BRADLEES, INC. AND ITS WHOLLY-OWNED SUBSIDIARY, BRADLEES STORES, INC. (TOGETHER, THE "COMPANIES") ARE OFFERING TO ENTER INTO A SUPPLEMENTAL AGREEMENT WITH EACH OF THE HOLDERS OF 9% CONVERTIBLE NOTES OF BRADLEES STORES, INC. TO ACCEPT THE OFFER TO ENTER INTO THE SUPPLEMENTAL AGREEMENT WITH THE COMPANIES, YOU MUST COMPLETE THE ENCLOSED NOTICE OF ACCEPTANCE AND DELIVER IT, ALONG WITH YOUR NOTES, TO GOODWIN, PROCTER & HOAR LLP, AT THE ADDRESS LISTED BELOW. THE COMPANIES WILL ENTER INTO THE SUPPLEMENTAL AGREEMENT WITH EACH HOLDER WHO HAS INDICATED ITS DESIRE TO ENTER INTO THE SUPPLEMENTAL AGREEMENT BY THE EXPIRATION DATE OF THIS OFFER, SUBJECT TO THE TERMS AND CONDITIONS OF THIS OFFER. FOR MORE INFORMATION ON HOW TO PROPERLY ENTER INTO THE SUPPLEMENTAL AGREEMENT, SEE "PROCEDURE FOR ACCEPTING THE OFFER" BELOW.

    THE OFFER TO ENTER INTO THE SUPPLEMENTAL AGREEMENT WILL EXPIRE AT 12:00 MIDNIGHT, BOSTON, MASSACHUSETTS TIME, ON WEDNESDAY, JULY 21, 1999, UNLESS THE OFFER IS EXTENDED.

    Questions and requests for assistance or for additional copies of this Offer or other materials may be directed to the attention of Goodwin, Procter & Hoar LLP at the address and telephone number set forth below:


                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                                53 State Street
                          Boston, Massachusetts 02109
                       Attention: Stephen T. Adams, Esq.
                           Telephone: (617) 570-1121
                           Facsimile: (617) 523-1231

To the holders of 9% Convertible
Notes of Bradlees Stores, Inc.:

Introduction

    Bradlees, Inc. and Bradlees Stores, Inc. (the "Companies") invite holders of outstanding 9% Convertible Notes of Bradlees Stores, Inc. (the "Notes") to enter into a Supplemental Agreement with respect to the Notes (the "Offer"). Noteholders wishing to enter into the Supplemental Agreement must properly complete, sign and deliver an executed Notice of Acceptance (the "Acceptance") together with their Note or Notes to Goodwin, Procter & Hoar LLP, Attn: Stephen
T. Adams, Esq. (the "Agent") at the address set forth on the cover of this Offer on or prior to 12:00 midnight, Boston, Massachusetts time, on Wednesday, July 21, 1999 (the "Expiration Date").

     This Offer is for $13,993,956 aggregate principal amount of Notes. Currently, there are $28,991,000 aggregate principal amount of Notes outstanding. Bradlees Stores, Inc. expects to make a pre-payment of $17,137,500 on the Notes currently outstanding (the "Paydown"), leaving an aggregate principal amount of $11,853,500 of Notes outstanding. This Paydown is expected to occur immediately prior to the Closing of this Offer. If this Paydown occurs, this offer will be for all Notes remaining outstanding after the Paydown. If more than $13,993,956 aggregate principal amount of Notes are validly tendered, the Companies will enter into the Supplemental Agreement with each Noteholder who has validly tendered Notes, on a pro rata basis based upon the ratio of the Notes validly tendered to the total amount of Notes outstanding (in effecting such proration, the Companies will accept 48.27 percent of the Notes (rounded down to the nearest $1,000) owned by each tendering Noteholder), so that the aggregate amount of Notes subject to the Supplemental Agreement is not greater than $13,993,956. In no event will this Offer be made for more than $13,993,956 aggregate principal amount of Notes.

    The Companies have already agreed to enter into the Supplemental Agreement with the manager of investment partnerships which hold approximately 71% of the outstanding Notes (the "Majority Noteholders"). By this Offer, the Companies are offering to enter into the Supplemental Agreement with each other Noteholder. The Supplemental Agreement entered into by each Noteholder accepting this Offer will have the same terms and conditions as the Supplemental Agreement being entered into by the Majority Noteholders. Each Noteholder entering into the Supplemental Agreement will grant the Companies an option to purchase all outstanding Notes held by such person which are validly tendered and accepted pursuant to the Offer at a discount prior to maturity. This discount option granted to the Companies will be exercisable from December 1, 1999 to December 31, 1999 at a price equal to 86% of the outstanding principal amount. Each month thereafter, the discount will decrease by 1% per month until it expires on January 31, 2001. In consideration of receiving this option to purchase the Notes at a discount prior to maturity, the Companies will pay an option premium of 0.5% of the face value of each Note subject to the discount option on the date of grant of the option, less the expenses of counsel to the Majority Noteholders paid by the Companies. The Companies will also grant a second priority leasehold mortgage on the collateral securing the Notes (subject to substitution in certain circumstances) and will give each holder of a Note a put option exercisable on or after February 3, 2003 to sell any Notes outstanding to the Companies at a price equal to the then outstanding principal amount, if any, plus accrued but unpaid interest. This is a summary of the terms of the Supplemental Agreement. For more information see "Terms of the Supplemental Agreement" and the Supplemental Agreement attached hereto as Annex A. See also
                                                             -------
the Form of Leasehold Mortgage, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Financing Statement attached hereto as Annex B and the
                                                               -------
Collateral Agency Agreement attached hereto as Annex C (together, the
                                               -------
"Collateral Documents").

    The Boards of Directors of Bradlees, Inc. and Bradlees Stores, Inc. have approved the Companies' determinations to make this Offer and enter into the Supplemental Agreement. Noteholders should make their own decisions whether to enter into the Supplemental Agreement. Neither the Companies nor their Boards of Directors makes any recommendation to any Noteholder as to whether or not to enter into the Supplemental Agreement. Each Noteholder should consult with their own legal and tax counsel prior to determining to accept this Offer to enter into the Supplemental Agreement. See section 9 for information regarding the interests of the Companies' directors and executive officers with respect to the Supplemental Agreement.

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----

INFORMATION INCORPORATED BY REFERENCE......................................    4

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS............................    4

SUMMARY....................................................................    6

INTRODUCTION...............................................................    7

THE OFFER..................................................................    7

1.      Security and Issuer; Proration.....................................    7
2.      Terms of the Supplemental Agreement................................    8
3.      Procedure for Accepting the Offer..................................    9
4.      Withdrawal Rights..................................................   10
5.      Payment of Option Premium and Closing..............................   10
6.      Certain Conditions of the Offer....................................   10
7.      Price Range of Shares; Dividends...................................   11
8.      Background and Purpose of the Offer; Certain Effects of the Offer..   11
9.      Interests of Directors and Executive Officers; Transactions and
        Arrangements Concerning the Shares.................................   12
10.     Source and Amount of Funds.........................................   12
11.     Effects of the Offer on the Market for Shares; Registration Under
        the Exchange Act...................................................   12
12.     Certain Legal Matters; Regulatory Approvals........................   12
13.     U.S. Federal Income Tax Consequences...............................   12
14.     Extension of the Offer; Termination; Amendments....................   12
15.     Fees and Expenses..................................................   13
16.     Miscellaneous......................................................   13

ANNEX A - Option Agreement
ANNEX B - Form of Leasehold Mortgage, Security Agreement, Assignment of
          Leases, Rents and Profits and Fixture Financing Statement
ANNEX C - Collateral Agency Agreement
ANNEX D - Quarterly Report on Form 10-Q for the quarterly period ended
          May 1, 1999
ANNEX E - Annual Report on Form 10-K for the fiscal year ended January 30, 1999.
ANNEX F - Post-Effective Amendment No. 3 to the Companies' Registration
          Statement on Form S-1 filed on June 11, 1999

                     INFORMATION INCORPORATED BY REFERENCE

    The following documents have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated by reference into this Offer:

    1. The Companies' Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

    2. The Companies' Quarterly Report on Form 10-Q for the quarterly period ended May 1, 1999.

    3. The description of the Common Stock of Bradlees, Inc. contained in its registration statement on Form 8-A dated January 27, 1999, filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    4. The description of the Notes contained in Post-Effective Amendment No. 3 to the Companies' Registration Statement on Form S-1 filed on June 11, 1999, as subsequently amended (the "Registration Statement").

    All documents filed by the Companies with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Offer shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    The Companies will provide without charge to each person to whom a copy of this Offer is delivered, on written or oral request, copies of any or all documents incorporated by reference herein (other than the exhibits thereto unless such exhibits are incorporated specifically by reference therein). Requests should be directed to Bradlees Stores, Inc., One Bradlees Circle, Braintree, Massachusetts, 02185-9051; Attention: Investor Communications; Telephone (781) 380-3000. In order to ensure timely delivery of the documents, any such request should be made not later than five business days prior to the Expiration Date.

    Additional information. The Companies are subject to the informational filing requirements of the Exchange Act and, in accordance therewith, are obligated to file reports and other information with the Commission relating to their business, financial condition and other matters. Information, as of particular dates, concerning the Companies' directors and officers, their remuneration, options granted to them, the principal holders of the Companies' securities and any material interest of such persons in transactions with the Companies is required to be disclosed and filed with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 2120, Washington, D.C. 20549; at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained by mail, upon payment of the Commission's customary charges, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. The Commission also maintains a Web site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information concerning the Companies also can be inspected at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006, on which the Shares into which the Notes are convertible are listed.


                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    Certain statements incorporated by reference or made in this Offer are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The words "anticipate," "assume," "believe," "estimate," "expect," "intend," and other similar expressions in this Offer are generally intended to identify forward-looking statements. In connection with such forward-looking statements, Noteholders should consider that such statements involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Companies' control and which could materially affect the Companies' actual results, performance or achievements. Factors that could cause the actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the following:

    .   international, national, regional and local economic and political conditions;

    .   demographic changes;

    .   competition;

    .   unfavorable changes in interest rates;

    .   unfavorable weather conditions;

    .   loss of significant vendors;

    .   availability of adequate overseas transportation;

    .   liability and other claims asserted against the Companies;

    .   fluctuations in operating results;

    .   increased costs of key resources;

    .   continued acceptance of merchandising and marketing initiatives;

    .   changes in consumer spending and shopping habits;

    .   availability of new store sites;

    .   changes in import duties, tariffs and quotas;

    .   changes in business strategy;

    . the ability to negotiate mutually acceptable collective bargaining agreements; and

    .   the ability to attract and retain qualified personnel.

    The Companies expressly disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of these forward-looking statements contained herein to reflect subsequent events or developments. For a complete list of factors to consider when considering this offer, see "Risk Factors" beginning on page 8 of the Registration Statement attached hereto as Annex F, which factors are incorporated herein by reference.
                   -------

    THE COMPANIES HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON THEIR BEHALF AS TO WHETHER NOTEHOLDERS SHOULD ENTER INTO THE SUPPLEMENTAL AGREEMENT PURSUANT TO THIS OFFER. THE COMPANIES HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER ON THEIR BEHALF OTHER THAN THOSE CONTAINED IN THIS OFFER OR IN THE SUPPLEMENTAL AGREEMENT. DO NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS, IF GIVEN OR MADE, AS HAVING BEEN AUTHORIZED BY THE COMPANIES.

                                    SUMMARY

    This general summary is provided for the convenience of the Noteholders and is qualified in its entirety by reference to the full text and more specific details of this Offer, the Supplemental Agreement and the Collateral Documents. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Offer. Noteholders are urged to read carefully this Offer, the documents incorporated by reference herein, the Supplemental Agreement and the Collateral Documents.

                                   The Offer

Notes Subject to the Offer.................   $13,993,956 Aggregate Principal
                                              Amount.

Terms of Supplemental Agreement............   Each Noteholder will grant the
                                              Companies an option to purchase
                                              any and all outstanding Notes
                                              validly tendered and accepted
                                              which are held by such Noteholder
                                              at a purchase price equal to 86%
                                              of the outstanding principal
                                              amount, plus accrued interest,
                                              exercisable for a one-month time
                                              period from December 1, 1999
                                              through December 31, 1999 (the
                                              "Discount Option"). The Companies
                                              can repurchase any Notes subject
                                              to the Discount Option each month
                                              thereafter, but the discount will
                                              decrease by 1% per month such that
                                              the discount will be fully
                                              eliminated by January 31, 2001. In
                                              consideration of the Discount
                                              Option, the Companies will pay
                                              each Noteholder entering into the
                                              Supplemental Agreement (less
                                              certain expenses) a premium on the
                                              Closing Date (as defined below) of
                                              the grant of the Discount Option
                                              equal to 0.5% of the outstanding
                                              principal amount of Notes held by
                                              the holder entering into the
                                              Supplemental Agreement, grant
                                              second priority leasehold
                                              mortgages in favor of the Discount
                                              Noteholders on the collateral
                                              (subject to substitution in
                                              certain circumstances) already
                                              securing the Notes, and provide a
                                              put option exercisable on or after
                                              February 3, 2003 to sell the Notes
                                              to the Companies at a price equal
                                              to the then outstanding principal
                                              amount, if any, of the Notes, plus
                                              accrued but unpaid interest.

Expiration Date............................   July 21, 1999, at 12:00 Midnight,
                                              Boston, Massachusetts time, unless
                                              extended by the Companies.

Closing Date...............................   The date, after the Expiration
                                              Date, when the Companies execute
                                              the Supplemental Agreement.

Positions of the Companies and Directors...   Neither the Companies nor their
                                              Boards of Directors makes any
                                              recommendation to any Noteholder
                                              as to whether to accept or refrain
                                              from accepting the Offer.

Withdrawal Rights..........................   Acceptances of this Offer to enter
                                              into the Supplemental Agreement
                                              which are tendered to the
                                              Companies may be withdrawn at any
                                              time until 12:00 Midnight, Boston,
                                              Massachusetts time, on July 21,
                                              1999, unless the Offer is extended
                                              by the Companies. See Section 4.

Market Prices..............................   The Notes are not listed on any
                                              securities exchange. The Common
                                              Stock of Bradlees, Inc. is listed
                                              on the Nasdaq National Market. The
                                              Notes are convertible into common
                                              stock of Bradlees, Inc. on and
                                              after February 2, 2000. The common
                                              stock issuable upon conversion of
                                              the Notes will be listed on the
                                              Nasdaq National Market upon
                                              official notice of issuance. On
                                              June 22, 1999 the last reported
                                              sales price of the common stock
                                              was $13.5625 per share.

TO THE HOLDERS OF 9% CONVERTIBLE
NOTES OF BRADLEES STORES, INC.:

                                  INTRODUCTION

    Bradlees, Inc., a Massachusetts corporation and Bradlees Stores, Inc., a Massachusetts corporation (together, the "Companies"), invite holders of 9% Convertible Notes (the "Notes") of Bradlees Stores, Inc. to enter into a supplemental agreement with the Companies (the "Supplemental Agreement"), upon the terms and subject to the conditions set forth in this Offer (the "Offer"). The Notes which are the subject of this Offer were issued under an Indenture dated as of February 2, 1999, between Bradlees Stores, Inc., as issuer, and IBJ Whitehall Bank & Trust Company, as trustee.

    Noteholders who tender a Notice of Acceptance and the Note or Notes held by them will not be obligated to pay brokerage commissions or solicitation fees. However, any tendering Noteholder or other payee who fails to complete, sign and return to the Agent the Substitute Form W-9 that is included with the Notice of Acceptance may be subject to required backup federal income tax withholding of 31% of the proceeds payable to such Noteholder or other payee upon closing of the Supplemental Agreement pursuant to the Offer. See Section 5.

     This Offer is for $13,993,956 aggregate principal amount of Notes. Currently, there are $28,991,000 aggregate principal amount of Notes outstanding. Bradlees Stores, Inc. expects to make a pre-payment of $17,137,500 on the Notes currently outstanding (the "Paydown"), leaving an aggregate principal amount of $11,853,500 of Notes outstanding. This Paydown is expected to occur immediately prior to the Closing of this Offer. If this Paydown occurs, this offer will be for all Notes remaining outstanding after the Paydown. If more than $13,993,956 aggregate principal amount of Notes are validly tendered, the Companies will enter into the Supplemental Agreement with each Noteholder who has validly tendered Notes, on a pro rata basis based upon the ratio of Notes validly tendered to the total amount of Notes outstanding (in effecting such proration, the Companies will accept 48.27 percent of the Notes (rounded down to the nearest $1,000) owned by each tendering Noteholder), so that the aggregate amount of Notes subject to the Supplemental Agreement is not greater than $13,993,956. In no event will this Offer be made for more than $13,993,956 aggregate principal amount of Notes.

    The Companies have signed an agreement with the Majority Noteholders, which hold, as of the date of this Offer, $20.7 million, or approximately 71% of the approximately $29.0 million of aggregate principal amount of outstanding Notes, to enter into the Supplemental Agreement. The Companies will enter into the Supplemental Agreement with the Majority Noteholders on the Closing Date regardless of how many other Noteholders accept the Offer. The Companies are undertaking this Offer to allow all other holders of outstanding Notes to participate in the Supplemental Agreement on the same terms as the Majority Noteholders.

    The Companies expressly reserve the right to (i) extend, amend or modify the terms of this Offer in any manner and (ii) withdraw or terminate this Offer at any time for any reason. See "Extension of the Offer; Termination; Amendments."

    THE BOARDS OF DIRECTORS OF THE COMPANIES HAVE APPROVED EACH COMPANIES' DETERMINATION TO MAKE THIS OFFER AND ENTER INTO THE SUPPLEMENTAL AGREEMENT. NOTEHOLDERS SHOULD MAKE THEIR OWN DECISIONS WHETHER TO ENTER INTO THE
SUPPLEMENTAL AGREEMENT.   NEITHER THE COMPANIES NOR THEIR  BOARDS OF DIRECTORS
MAKE ANY RECOMMENDATION TO ANY NOTEHOLDER AS TO WHETHER OR NOT TO ENTER INTO THE SUPPLEMENTAL AGREEMENT. SEE SECTION 9 FOR INFORMATION REGARDING THE INTEREST OF THE COMPANIES' DIRECTORS AND EXECUTIVE OFFICERS WITH RESPECT TO THE SUPPLEMENTAL AGREEMENT.

    There is no established trading market for the Notes. The Notes are convertible on and after February 2, 2000 into shares of common stock of Bradlees, Inc. (the "Shares"). The Shares are listed and traded on the Nasdaq National Market ("Nasdaq") under the symbol "BRAD." On June 22, 1999, the last full trading day by Nasdaq prior to the announcement by the Company of this Offer, the closing sales price as reported by Nasdaq was $13.5625 per Share. THE COMPANIES URGE NOTEHOLDERS TO OBTAIN CURRENT QUOTATIONS OF THE MARKET PRICE OF THE SHARES UNDERLYING THE NOTES.

                                   THE OFFER

1.  Security and Issuer; Proration

    Bradlees, Inc. is a Massachusetts corporation which, through its wholly-owned subsidiary, Bradlees Stores, Inc., operates discount department stores in the Northeast. The Companies' principal executive offices are located at One Bradlees Circle, Braintree Massachusetts 02185-9051. Their telephone number at this location is (781) 380-3000.

    This Offer is for $13,993,956 aggregate principal amount of Notes. Currently, there are $28,991,000 aggregate principal amount of Notes outstanding. After the expected Paydown, an aggregate principal amount of $11,853,500 of Notes is expected to remain outstanding. This Paydown is expected to occur immediately prior to the Closing of this Offer. If this Paydown occurs, this offer will be for all Notes remaining outstanding after the Paydown. If more than $13,993,956 aggregate principal amount of Notes are validly tendered, the Companies will enter into the Supplemental Agreement with each Noteholder who has validly tendered Notes, on a pro rata basis based upon the ratio of Notes validly tendered to the total amount of Notes outstanding (in effecting such proration, the Companies will accept 48.27 percent of the Notes (rounded down to the nearest 41,000) owned by each tendering Noteholder), so that the aggregate amount of Notes subject to the Supplemental Agreement is not greater than $13,993,956. In no event will this Offer be made for more than $13,993,956 aggregate principal amount of Notes. Notes which are validly tendered but not accepted due to proration will be returned to the Noteholder at the Companies' expense.

    THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF NOTEHOLDERS AGREEING TO ENTER INTO THE SUPPLEMENTAL AGREEMENT. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 6. This Offer and the related Notice of Acceptance will be mailed to record holders of Notes on or about June 23, 1999.

2.  Terms of the Supplemental Agreement

    Discount Options. The Supplemental Agreement provides that each Noteholder (the "Discount Option Noteholder") will grant to the Companies an option (the "Discount Option") to acquire Notes validly tendered and accepted which are held by the Discount Option Noteholder (the "Discount Option Notes") at a discount prior to maturity. The Discount Option shall apply to all of the outstanding Discount Option Notes held by such Noteholder entering into the Supplemental Agreement. The Companies will initially have the option to purchase the Discount Option Notes at a price equal to 86% of the outstanding principal amount of the Discount Option Notes, plus accrued interest, exercisable for a one month time period from December 1, 1999 through December 31, 1999. Each month thereafter the discount will decrease by 1% such that the discount will be fully eliminated by January 31, 2001. The Discount Option may be exercised from time to time to acquire all or part of the outstanding Discount Option Notes. (The Discount Option may not be exercised in connection with mandatory redemptions of the Notes pursuant to Section 3.1 of the Indenture or with proceeds of any Discount Option Noteholder Collateral (as defined below)).

    Option Premium. In consideration of the Discount Option, the Companies shall pay each Discount Option Noteholder a premium on the Closing Date equal to 0.5% of the outstanding principal amount of the Discount Option Notes owned by such Discount Option Noteholder. The Option Premium payable to a Discount Option Noteholder (other than the Majority Noteholders) will be reduced by a pro rata portion (based on the ratio of Notes tendered by such Noteholder to the Notes tendered by all Noteholder) of the amount of expenses of the Majority Noteholders' counsel paid by the Companies. Such reduction may reduce a Noteholders' Option Premium to zero. See "Fees and Expenses."

    Discount Option Noteholder Collateral. As additional security for the Discount Option Notes and the Companies' obligations under the Supplemental Agreement, the Companies shall grant the Discount Option Noteholders second priority leasehold mortgages (the "Discount Option Noteholder Collateral")on the Additional Collateral (as defined in the Registration Statement) to secure the full amount of principal plus accrued interest of the Discount Option Notes.
The lien of the Discount Option Noteholder Collateral will be subordinate to the existing lien of leasehold mortgages on the Additional Collateral that secure up to $6.5 million principal amount of Notes. This security interest shall be in favor of a collateral agent for the benefit of the Discount Option Noteholders. An affiliate of the Majority Noteholders that is controlled by the Majority Noteholders will act as collateral agent under the Collateral Agency Agreement.

    Put Option. The Companies shall grant the Discount Option Noteholders a put option exercisable on or after February 3, 2003 to sell the Discount Option Notes to the Companies at a price equal to the then outstanding principal amount of the Discount Option Notes, plus accrued but unpaid interest.

    Representations, Warranties and Covenants. The Companies and each Noteholder entering into the Supplemental Agreement will be required to make customary representations and warranties regarding organization, existence, good standing, power, authority and breach and default of other agreements. Each Noteholder will also be required to represent that such Noteholder has good and valid title to the Notes, free and clear of all liens, pledges and encumbrances of any kind whatsoever.

    Legal Opinion. To be validly tendered, each Notice of Acceptance must be delivered with an unqualified legal opinion in the form set forth in the Notice of Acceptance. Such opinion must be from counsel reasonably acceptable to the Companies and must give an unqualified opinion regarding the Discount Option Noteholders authorization, execution and delivery of the Supplemental Agreement.

    Consents Required. The Companies must obtain the consent of the lenders under the Revolving Credit and Guaranty Agreement with BankBoston, N.A. dated February 2, 1999 (the "BankBoston Facility") prior to executing the Supplemental Agreement. The Companies have received notice from BankBoston that BankBoston has obtained such consents and intends to amend the terms of the BankBoston Facility to permit the transactions contemplated by this Offer. No assurance can be given, however, that the Companies and BankBoston will actually enter into a definitive amendment permitting such transactions.

    Agreement Binding on Transferees. The Companies will be permitted to assign their rights and obligations under the Supplemental Agreement in the event of a change of control or with the consent of all of the Noteholders. Discount Option Noteholders will not be able to assign their rights and obligations under the Supplemental Agreement separately from the Notes. All of the provisions of the Supplemental Agreement will be binding on each accepting Noteholder and each subsequent transferee of its Notes. A legend will be printed on the Notes of all accepting Noteholders to indicate the binding effect of the Supplemental Agreement.

    Other Information. The Majority Noteholders, which own approximately 71% of the aggregate principal amount of Notes outstanding, will enter into the Supplemental Agreement on the Closing Date. Any other Noteholders who have agreed to enter into the Supplemental Agreement as provided in this Offer will also enter into the Supplemental Agreement on the Closing Date.

3.  Procedure for Accepting the Offer

    Valid Delivery of Acceptances. A Noteholder must forward a properly completed, duly executed Notice of Acceptance, the Note or Notes held by them, the legal opinion required by the Notice of Acceptance, the executed signature pages to each of the Supplemental Agreement and the Collateral Agency Agreement included with the Notice of Acceptance and any other required documents to the Agent at the address of the Agent set forth on the cover of this Offer (collectively, an "Acceptance"). To be validly delivered pursuant to the Offer, the Acceptance must be received by the Agent prior to the Expiration Date.

    The Notice of Acceptance must be endorsed and signed exactly as the name or names of the registered holder or holders appear on such Notes, and instructions for payment of the Option Premium and return of the Notes must be provided as set forth in the Notice of Acceptance.

    Determination of Validity. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance will be determined by the Companies, in their sole discretion, which determination shall be final and binding on all parties. The Companies reserve the absolute right to reject any and all Acceptances delivered to the Agent which they determine are not in proper form or the acceptance of which may, in the opinion of the Companies' counsel, be unlawful. The Companies also reserve the absolute right to waive or amend any of the conditions of the Offer or any defect or irregularity in the delivery of any Acceptance of any holder, whether or not similar defects or irregularities are waived in the case of other holders of Notes. No delivery of an Acceptance will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither the Companies, the Agent nor any other person will be under any duty to give notification of any defects or irregularities in deliveries of Acceptances or shall incur any liability for failure to give any such notification. The Companies' interpretation of the terms and conditions of the Offer (including the Notice of Acceptance) will be final and binding.

    The tender of Acceptances pursuant to the procedures described above will constitute the delivering Noteholder's acceptance of the terms and conditions of the Offer, as well as the delivering Noteholder's representation and warranty that such holder owns the Notes upon which an Acceptance has been tendered.

    The receipt by the Companies of a properly tendered Acceptance pursuant to the procedures described above will constitute a binding agreement between the delivering holder and the Companies upon the terms and subject to the conditions of this Offer.

4.  Withdrawal Rights

    Except as otherwise provided in this Section 4, Acceptances delivered pursuant to this Offer are irrevocable. Acceptances tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date and, unless accepted for payment by the Companies as provided in this Offer, may also be withdrawn after 12:00 Midnight, Boston, Massachusetts time, on July 21, 1999.

    For a withdrawal to be effective, the Agent must receive (at its address set forth on the front cover of this Offer) a notice of withdrawal in writing, telegraphic or facsimile transmission form on a timely basis. Such withdrawal must specify the name of the person who tendered the Acceptance to be withdrawn, and the name of the registered holder, if different from that of the person who tendered such Acceptance. All questions as to the form and validity, including time of receipt, of notices of withdrawal will be determined by the Companies in their sole discretion, which determination shall be final and binding on all parties. None of the Companies, the Agent or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Withdrawals may not be rescinded, and any Acceptance properly withdrawn will thereafter be deemed not tendered for purposes of the Offer. However, withdrawn Acceptances may be re-tendered before the Expiration Date by again following the procedures described in Section 3.

5.  Payment of Option Premium; Addition of Legend to Notes and Closing

    Acceptances tendered to the Agent will be deemed to have been accepted by the Companies if, as, and when the Companies execute the Supplemental Agreement and pay the Option Premium in accordance with the Noteholder's payment directions. The Companies will place a legend on each Note subject to the Supplemental Agreement. This legend will notify future transferees of the Note(s) that such Note is subject to the terms of the Supplemental Agreement. The Companies will then return each Note to the tendering Noteholder.

    ANY TENDERING NOTEHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE FULLY, SIGN AND RETURN TO THE AGENT THE SUBSTITUTE FORM W-9 INCLUDED WITH THE NOTICE OF ACCEPTANCE MAY BE SUBJECT TO REQUIRED BACKUP FEDERAL INCOME TAX WITHHOLDING OF 31% OF THE OPTION PREMIUM PAID PURSUANT TO THE OFFER.

6.  Certain Conditions of the Offer

    The Companies expressly reserve the right to (i) extend, amend or modify the terms of this Offer in any manner and (ii) withdraw or terminate this Offer at any time for any reason.

    Notwithstanding any other provision of the Offer, the Companies shall not be required to enter into the Supplemental Agreement, and may terminate or amend the Offer or may postpone the closing of the Supplemental Agreement subject to Rule 13e-4(f) promulgated under the Exchange Act, if at any time on or after June 23, 1999, and prior to the Closing Date any of the following events shall have occurred (or shall have been determined by the Companies to have occurred) that, in the Companies' judgment in any such case and regardless of the circumstances giving rise thereto (including any action or omission to act by either of the Companies), makes it inadvisable to proceed with the Offer or with the Supplemental Agreement:

        (a) there shall have been threatened, instituted or pending before any court, agency, authority or other tribunal any action, suit or proceeding by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign, or any judgment, order or injunction entered, enforced or deemed applicable by any such court, authority, agency or tribunal, which (i) challenges or seeks to make illegal, or to delay or otherwise directly or indirectly to restrain, prohibit or otherwise affect the making of the Offer, the Supplemental Agreement, the Collateral Documents or is otherwise related in any manner to, or otherwise affects, the Offer; or (ii) could, in the sole judgment of the Companies, materially affect the business, condition (financial or otherwise), income operations or prospects of the Companies and their subsidiaries taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Companies and their subsidiaries taken as a whole; or

        (b) there shall have been any action threatened or taken, or any approval withheld, or any statute, rule or regulation invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer, the Supplemental Agreement, the Collateral Documents or the Companies or any of their subsidiaries, by any government or government regulatory or administrative authority or agency or tribunal, domestic or foreign, which, in the sole judgment of the Companies, would or might directly or indirectly result in any of the consequences referred to in clause (i) or (ii) of paragraph (a) above; or

        (c) there shall have occurred (i) the declaration of any banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory); (ii) any general suspension of trading in, or limitation of prices for, securities on any United States national securities exchange or in the over-the-counter market; (iii) the commencement of a war, armed hostilities or any other national or international crisis directly or indirectly involving the United States;
    (iv) any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event which, in the sole judgment of the Companies, might materially affect, the extension of credit by banks or other lending institutions in the United States; (v) any significant decrease in the market price of the Shares or in the market prices of equity securities generally in the United States or any change in the general political, market, economic or financial conditions or in the commercial paper markets in the United States or abroad that could have in the sole judgment of the Companies a material adverse effect on the business, condition (financial or otherwise), income, operations or prospects or the Companies and their subsidiaries, taken as a whole, or on the trading in the Notes; (vi) in the case of any of the foregoing existing at the time of the announcement of the Offer, a material acceleration or worsening thereof; or

        (d) any change shall occur or be threatened in the condition (financial or otherwise), business, operations, properties, assets, liabilities, income or prospects of the Companies and their subsidiaries, taken as a whole, which in the sole judgment of the Companies is or may be material and adverse to the Companies and their subsidiaries taken as a whole (a "Material Adverse Change"); or

        (e) the failure of the Companies to obtain any consents required to be obtained under the BankBoston Facility in order to ensure that the transactions contemplated by the Supplemental Agreement do not cause or result in an event of default under the BankBoston Facility.

    The foregoing conditions are for the Companies' sole benefit and may be asserted by the Companies regardless of the circumstances giving rise to any such condition (including any action or inaction by the Companies) or may be waived by the Companies in whole or in part. The Companies' failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by the Companies regarding the inadvisability of proceeding with the Supplemental Agreement will be final and binding on all parties.

7.  Price Range of Shares; Dividends

    The Companies emerged from bankruptcy on February 2, 1999. In connection with this emergence, the old common stock of Bradlees, Inc. was canceled and new common stock was issued. The new common stock is traded on the Nasdaq National Market under the symbol "BRAD". As of June 3, 1999, there were approximately 1,548 holders of record of the new common stock. The following table sets forth the high and low sales prices for the new common stock for the periods indicated:

                                                        High     Low
                                                       -------  -----

     Fiscal year ended January 30, 1999--Not issued..      N/A    N/A
     February 3, 1999 through May 1, 1999............  $ 10.00  $2.44
     May 2, 1999 through June 22, 1999...............  $13.5625 $7.94

THE COMPANIES URGE NOTEHOLDERS TO OBTAIN CURRENT QUOTATIONS OF THE MARKET PRICE OF THE SHARES.

    There is no established trading market for the Notes, but the Notes are convertible into shares of common stock of Bradlees, Inc. beginning on February 2, 2000.

8.  Background and Purpose of the Offer; Certain Effects of the Offer

    The principal purpose of the Offer is to improve the financial position of the Companies by providing the Companies with additional financial flexibility.

    Other than pursuant to the Offer, the Companies have no present plan or intention to make acquisitions of or offers for the Notes. However, the Companies will continue to monitor the market for the Notes and reserve the right, in their sole discretion, to acquire and to make offers for Notes subsequent to the Expiration Date for cash or in exchange for other securities, by optional redemption or otherwise. The terms of any such acquisitions or offers may differ from the terms of the Offer. Such acquisitions or offers, if any, may depend upon, among other things, the price and availability of the Notes.

    THE BOARDS OF DIRECTORS OF THE COMPANIES HAVE APPROVED THE OFFER. NOTEHOLDERS SHOULD MAKE THEIR OWN DECISIONS WHETHER TO TENDER ACCEPTANCES. NEITHER THE COMPANIES NOR THEIR BOARDS OF DIRECTORS MAKE ANY RECOMMENDATION TO ANY NOTEHOLDER AS TO WHETHER TO TENDER OR REFRAIN

FROM TENDERING ACCEPTANCES AND NEITHER THE COMPANIES NOR THEIR BOARDS OF DIRECTORS HAVE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION.

9. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares

    Except as set forth below, neither the Companies nor, to their knowledge, any of their subsidiaries, executive officers or directors or any associate of any such executive officer or director has engaged in any transactions involving the Notes or the Common Stock during the 40 business days preceding the date hereof. Neither the Companies nor, to their knowledge, any of their executive officers or directors is a party to any contract, arrangement, understanding or relationship relating directly or indirectly to the Offer with any other person with respect to the Notes or the Common Stock. Certain executives of the Companies are entitled to participate in the Companies' Management Emergence Bonus Plan. Unpaid bonuses under this plan are not payable until the date upon which all Notes are fully paid or converted into equity. If all outstanding Notes are tendered, these executives will have an interest in fully paying the Notes.

10. Source and Amount of Funds

    The Companies will pay the Option Premium and any other fees and expenses incurred by them in connection with this Offer using their working capital and borrowings under the BankBoston Facility.

11. Effects of the Offer on the Market for Shares; Registration Under the Exchange Act

    Other than as set forth in this Offer, the Supplemental Agreement will have no effect on the Notes or the number of Shares into which the Notes are convertible on or after February 2, 2000 that are outstanding.

12. Certain Legal Matters; Regulatory Approvals

    The Companies are not aware of any license or regulatory permit that appears to be material to their business that would be required or be adversely affected by entering into the Supplemental Agreement as contemplated in the Offer.
Should any such approval or other action be required, the Companies currently contemplate that they will seek such approval or other action. The Companies cannot predict whether they may determine that they are required to delay the Closing Date of the Supplemental Agreement pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the business of the Companies. The Companies' obligations under the Offer to enter into the Supplemental Agreement are subject
to certain conditions.  See Section 6.    The Companies must obtain the consent
of the lenders under the BankBoston Facility prior to executing the Supplemental
Agreement.   The Companies have received notice from BankBoston that BankBoston has obtained such consents and intends to amend the terms of the BankBoston Facility to permit the transactions contemplated by this Offer. No assurance can be given, however, that the Companies and BankBoston will actually enter into a definitive amendment permitting such transactions.


13. U.S. Federal Income Tax Consequences

    EACH NOTEHOLDER IS ENCOURAGED TO CONSULT SUCH NOTEHOLDER'S TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF PARTICIPATION IN THE OFFER.


14. Extension of the Offer; Termination; Amendments

    This Offer will expire on the Expiration Date. The Companies expressly reserve the right, in their sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 6 shall have occurred or shall be deemed to have occurred, to extend the period of time during which the Offer is open and thereby delay the Closing Date by giving oral or written notice of such extension to the Agent and making a public announcement thereof. Such public announcement shall be communicated, unless otherwise required by applicable law or regulation, by making a release to Business Wire. During any extension of this Offer, Acceptances previously tendered pursuant to this Offer and not withdrawn will remain subject to the Offer.

    The Companies expressly reserve the right to (i) amend or modify the terms of the Offer in any manner and (ii) withdraw or terminate the Offer, at any time for any reason. If the Companies make a material change in the terms of the Offer, the Companies will extend the Offer. The minimum period for which the Offer will be extended following a material change will depend upon the facts and circumstances, including the relative materiality of the change. With respect to a change in the consideration offered to holders of Notes, the Offer will be extended for a minimum of ten business days following public announcement of such change. Any withdrawal or termination of the Offer will be followed as promptly as practicable by public announcement thereof. In the event the Companies withdraw or terminates the Offer, they will give immediate notice to the Agent, and all Acceptances theretofore tendered pursuant to the Offer will be returned promptly to the tendering Noteholders thereof. See "-- Withdrawal of Tendered Acceptances."

15. Fees and Expenses

    Except as set forth below, the Companies and each Noteholder will pay their own expenses in connection with this Offer and the negotiation and documentation of the Supplemental Agreement, the Collateral Documents and the transactions contemplated thereby. The Companies have agreed to pay a portion of the reasonable expenses of the counsel to the Majority Noteholders attributable to Notes tendered by Noteholders other than the Majority Noteholders up to the aggregate amount of the Option Premium which would otherwise have been payable to Noteholders other than the Majority Noteholders but for such payment of expenses by the Companies. The Companies will not pay the fees and expenses of any legal, tax, accounting or other fees incurred by any Noteholder (other than has set forth above for the Majority Noteholder) in such holders' review or acceptance of the Offer, nor will the Companies pay fees or commissions to any broker, dealer, commercial bank, trust company or other person for soliciting any Acceptances pursuant to the Offer. The Companies will however, on request, reimburse such persons for customary handling and mailing expenses incurred in forwarding materials in respect of the Offer to the beneficial owners for which they act as nominees. No such broker, dealer, commercial bank or trust company has been authorized to act as the Companies' agent for purposes of the Offer. The total cash expenditures (excluding the Option Premium) to be incurred by the Companies in connection with the Offer, including printing, accounting and legal fees are estimated to be approximately $150,000.

16. Miscellaneous

    The Companies are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Companies become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Companies will make a good faith effort to comply with such law. If after such good faith effort, the Companies cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Notes residing in such jurisdiction.

    Pursuant to Rule 13e-4 promulgated under the Exchange Act, the Companies have filed with the Commission an Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") which contains additional information with respect to the Offer. The Schedule 13E-4, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as set forth under Additional Information with respect to information concerning the Companies.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANIES IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANIES.

                                Bradlees, Inc. and Bradlees Stores, Inc.

June 23, 1999

                                                                         ANNEX A



                                OPTION AGREEMENT

                     dated as of _______________, 1999

                                    between

                                 BRADLEES, INC.
                             BRADLEES STORES, INC.

                                      and

                   CERTAIN HOLDERS OF 9% SECURED CONVERTIBLE
                    NOTES OF BRADLEES STORES, INC. DUE 2004

                               TABLE OF CONTENTS


1.  Reference to Indenture; Definitions ........................   2

2.  Call Option ................................................   2
          2.1  Grant of Call Option ............................   2
          2.2  Option Premium ..................................   2
          2.3  Call Option Exercise Price ......................   3
          2.4  Expiration of Call Option .......................   4
          2.5  Exercise of Call Option .........................   4
          2.6  Closing .........................................   5

3. Put Option ..................................................   7
          3.1  Grant of Put Option .............................   7
          3.2  Put Option Purchase Price .......................   8
          3.3  Exercise of Put Option ..........................   8
          3.4  Closing .........................................   8

4. Grant of Security; Substitution of Security .................  10

5. Conditions to Effectiveness of Agreement ....................  11

6. Representations and Warranties of Noteholders ...............  13

7. Representations and Warranties of Bradlees and BSI ..........  15

8. Notices .....................................................  16

9. Miscellaneous ...............................................  17
           9.1  Assignment .....................................  17
           9.2  Further Assurances .............................  18
           9.3  Choice of Law ..................................  18
           9.4  Survival .......................................  18
           9.5  Successors and Assigns .........................  19
           9.6  Counterpart Execution ..........................  19
           9.7  Amendments; Waivers ............................  19
           9.8  Integration ....................................  20
           9.9  Captions and Headings ..........................  20
          9.10  Restrictive Legend .............................  20
          9.11  Expenses .......................................  20
          9.12  Reaffirmation of Indebtedness Under Notes ......  21


                                   Schedules
                                   ---------

Schedule A    -    Noteholders and Principal Amounts of Discount Option Notes
Schedule B    -    Wire Instructions



                                    Exhibits
                                    --------

Exhibit A    -    Call Option Exercise Notice
Exhibit B    -    Put Option Exercise Notice
Exhibit C    -    Mortgage
Exhibit D    -    Amendment No. 2 to Credit Agreement
Exhibit E    -    Collateral Agency Agreement
Exhibit F    -    Assignment Notice

                                OPTION AGREEMENT
                                ----------------

     THIS OPTION AGREEMENT (this "Agreement") made as of the ___ day of June, 1999 by and between certain holders of 9% Secured Convertible Notes Due 2004 (the "Notes") of Bradlees Stores, Inc. ("BSI") listed on Schedule A attached
                                                         ----------
hereto and their successors and assigns (the "Noteholders"), BSI and Bradlees, Inc. ("Bradlees").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, BSI, as issuer, Bradlees, as guarantor, New Horizons of Yonkers, Inc., as guarantor and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee") have entered into an Indenture dated February 2, 1999 pursuant to which BSI issued the Notes (the "Indenture");

     WHEREAS, Bradlees and BSI have requested that the Noteholders grant Bradlees a Call Option (as defined below) for Notes held by the Noteholders on the terms set forth herein and have agreed (a) that BSI and Bradlees shall grant the Noteholders a Put Option (as defined below) with respect to such Notes held by the Noteholders on the terms set forth herein, and (b) that BSI shall grant additional collateral to secure such Notes and the obligations of Bradlees and BSI under the Call Option and the Put Option;

     WHEREAS, the Noteholders have agreed to grant the Call Option in exchange for (a) an option premium on the terms set forth herein, (b) the grant of the Put Option, and (c) the grant of additional collateral to secure the Call Option, the Put Option and the Discount Option Notes;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement herein contained and other good and valuable consideration each to the other in hand paid, the receipt and legal sufficiency whereof is hereby acknowledged, the parties hereto covenant and agree as follows:

     1.  Reference to Indenture; Definitions. Terms used herein and not defined
         -----------------------------------
herein are used as defined in the Indenture.

     2.  Call Option.
         -----------

         2.1  Grant of Call Option.  In consideration of the Option Premium (as
              --------------------
defined below), the grant of the Put Option, the grant of additional collateral to secure the Call consideration of the Option, the Put Option and the Discount Option Notes, and other good and valuable Option Premium (as consideration the receipt and sufficiency of which is hereby acknowledged, each of the Noteholders does hereby grant, bargain and sell to Bradlees an option (the "Call Option") to purchase all of the Notes labeled with a restrictive legend as provided in
Section 9.10 hereof held by each of such Noteholders in a principal amount as set forth on Schedule A attached hereto with respect to such Noteholder (the "Discount Option Notes").

         2.2  Option Premium.  On the Effective Date (as defined below),
              --------------
Bradlees shall pay to each Noteholder an option premium equal to one half of one percent (.5%) of the Effective Date (as defined principal amount of the Discount Option Notes as set forth with respect to such Noteholder on below), Bradlees Schedule A attached hereto, less, in the case of each Noteholder other than a Majority Noteholder (as defined below), an amount equal to the Majority Noteholder Expenses (as defined below) paid by Bradlees or BSI to the Majority Noteholders pursuant Section 9.11 hereof, multiplied by a fraction the numerator of which is the principal amount of Discount Option Notes of such Noteholder as set forth on Schedule A
             ----------
attached hereto and the denominator of which is the principal amount of Discount Option Notes of all Noteholders other than the Majority Noteholders as set forth on Schedule A attached hereto (the "Option Premium").

         2.3  Call Option Exercise Price.  On the Call Option Closing Date (as
              --------------------------
defined below) Bradlees shall pay to each Noteholder an amount equal to (a) the principal amount of Discount Option Notes specified in a Call Option Exercise Notice (as defined below) multiplied by a percentage (the "Discount Percentage") as set forth below based upon the date on which the Call Option Closing Date occurs, plus (b) unpaid interest accrued through the date preceding the Call Option Closing Date on the principal amount specified in the Call Option Exercise Notice (the "Call Option Purchase Price"):


If the Call Option Closing Date
occurs during the following periods:                     Then the Discount Percentage shall be:
-----------------------------------                      -------------------------------------
On or after December 1, 1999 but before
January 1, 2000                                                             86%

On or after January 1, 2000 but before
February 1, 2000                                                            87%

On or after February 1, 2000 but before
March 1, 2000                                                               88%

On or after March 1, 2000 but before
April 1, 2000                                                               89%

On or after April 1, 2000 but before
May 1, 2000                                                                 90%

On or after May 1, 2000 but before
June 1, 2000                                                                91%

On or after June 1, but before
July 1, 2000                                                                92%


On or after July 1, 2000, but before
August 1, 2000                                                              93%

On or after August 1, 2000 but before
September 1, 2000                                                           94%

On or after September 1, 2000 but before
October 1, 2000                                                             95%

On or after October 1, 2000 but before
November 1, 2000                                                            96%

On or after November 1, 2000 but before
December 1, 2000                                                            97%

On or after December 1, 2000 but before
January 1, 2001                                                             98%

On or after January 1, 2001 but before
February 1, 2001                                                            99%

On or after February 1, 2001                                               100%



     2.4  Expiration of Call Option.  The Call Option shall be exercisable in
          -------------------------
whole, or from time to time in part as provided in Section 2.5 hereof, commencing on or after December 1, 1999 and shall expire on the earliest to occur of the following (the "Call Option Expiration Date"): (a) February 3, 2004, or (b) the date of any accelerated maturity of the Notes as provided in
Section 8.2 of the Indenture. Nothing herein is intended to limit or modify BSI's right to redeem Notes pursuant to Section 3.2 of the Indenture.

    2.5  Exercise of Call Option.  The Call Option shall be a one-time
         -----------------------
option that is exercisable only with respect to all outstanding Discount Option Notes. From time to time after December 1, 1999 and until the Call Option Expiration Date, Bradlees may exercise the Call Option by delivering a notice (the "Call Option Exercise Notice") to each of the

Noteholders at the addresses and in the manner provided in Section 8 hereof. The Call Option Exercise Notice shall be substantially in the form of Exhibit A
                                                                  ---------
hereto and shall state: (i) that the Call Option is exercised in respect of all outstanding Discount Option Notes, (ii) the principal amount of the Discount Option Notes of such Noteholder for which the Call Option is being exercised,
(iii) the Scheduled Call Option Closing Date (as defined below) and (iv) the Call Option Purchase Price payable to such Noteholder based on the Scheduled Call Option Closing Date. The Call Option may not be exercised in connection with any mandatory redemptions of the Notes pursuant to Section 3.1 of the Indenture and no proceeds of collateral securing the Notes or the Discount Option Notes may be applied to the payment of the Call Option Exercise Price.

     2.6  Closing.  (a)  If Bradlees timely delivers the Call Option Exercise
          -------
Notice in accordance with the terms hereof and the conditions to the Noteholders' obligation to close hereunder are satisfied, then the Noteholders shall be, and remain, obligated to transfer and assign to Bradlees all of such Noteholders' right, title and interest in, to and under the Discount Option Notes (the "Call Option Assignment") in accordance with the terms of this Agreement. The closing of the Call Option Assignment (the "Call Option Closing") shall take place on the Business Day specified in the Call Option Exercise Notice, which shall be no earlier than the fifth Business Day after receipt of the Call Option Exercise Notice by the Noteholders (the "Scheduled Call Option Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109. At the Call Option Closing, each Noteholder shall sell, transfer, assign, grant, set over and convey to Bradlees, and its successors and assigns, without recourse, representation or warranty of any kind (except that such Noteholder shall represent that it is the only legal and beneficial owner of, and has good title to the Discount Option Notes specified in the Put Option Exercise Notice and that such Discount Option Notes have not been pledged, encumbered, assigned, transferred, conveyed, disposed of or terminated, in whole or in part), all of such Noteholder's right, title and interest in, to and under the Discount Option Notes that are subject to the Call Option Exercise Notice in accordance with the terms of this Agreement for and in consideration of the Call Option Purchase Price.

     (b) At the Call Option Closing, and as a condition to each Noteholder's obligation to close:

          (i) Bradlees shall deliver to such Noteholder an amount equal to the Call Option Purchase Price payable to such Noteholder by wire transfer in accordance with wire instructions set forth on Schedule B hereto or such other
                                               ----------
wire instructions specified in a notice by such Noteholder to Bradlees received on or before the Scheduled Call Option Closing Date;

          (ii) the Noteholders that are original signatories to this Agreement shall have received and be entitled to retain the Option Premium, and

          (iii)  the Call Option Expiration Date shall not have occurred.

     (c) At the Call Option Closing, and as a condition to Bradlees' obligation to close with respect to each Discount Option Note, the Noteholder of such Discount Option Note shall deliver to Bradlees (i) the original Discount Option Note, or (ii) if the Noteholder represents that such note cannot be located after diligent search, a lost note affidavit and indemnification in customary form.

     (d) As used herein the term "Call Option Closing Date" shall refer to the date not earlier than the Scheduled Call Option Closing Date on which all of the Noteholders' conditions to close pursuant to Section 2.6(b) hereof have been satisfied.

     (e) In the event any Noteholder fails to deliver to Bradlees at the Call Option Closing Date any original Discount Option Note or lost note affidavit and indemnification as required by Section 2.6(c) (the "Undelivered Notes"), then Bradlees shall deliver the Call Option Purchase Price payable to such Noteholder with respect to such Undelivered Notes to a national bank selected by Bradlees (the "Paying Agent"), to be held by the Paying Agent in an interest bearing account for such Noteholder. Such Noteholder, and any successor or assign of such Noteholder, shall thereupon cease to have any rights with respect to the Undelivered Notes (including any rights to convert or otherwise enforce the Undelivered Notes against Bradlees or BSI or to collect and receive from BSI any principal, interest or other amount under the Undelivered Notes), and the sole right of such Noteholder, and any successor or assign of such Noteholder, with respect thereto shall be the right to receive from the Paying Agent the Call Option Purchase Price, with any interest accrued thereon.

     3.  Put Option.
         ----------

         3.1  Grant of Put Option.  In consideration of the grant of the Call
               -------------------
Option and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, BSI and Bradlees do hereby grant, bargain and sell to each Noteholder an option (the "Put Option") to sell to BSI or Bradlees a principal amount of the Discount Option Notes held by such Noteholder.

         3.2  Put Option Purchase Price.  Upon exercise of the Put Option by a
              -------------------------
Noteholder, BSI or Bradlees shall pay to such Noteholder an amount equal to (a) the principal amount of the Discount Option Notes held by such Noteholder on the Put Option Closing Date (as defined below), plus (b) unpaid interest on the Discount Option Notes held by such Noteholder accrued through the date preceding the Put Option Closing Date (the "Put Option Purchase Price").

         3.3  Exercise of Put Option.  The Put Option shall be deemed exercised
              ----------------------
on the earlier of (a) February 3, 2004, or (b) the date of any accelerated maturity of the Notes as provided in Section 8.2 of the Indenture. In addition, any Noteholder may exercise the Put Option by delivering notice of the exercise of the Put Option to BSI and Bradlees on or after February 3, 2003 at the address and in the manner provided in Section 8 hereof (the "Put Option Exercise Notice"). The Put Option Exercise Notice shall be substantially in the form of Exhibit B hereto and shall state: (i) that the Put Option has been exercised
---------
with respect to all Discount Option Notes held by such Noteholder, (ii) the principal amount of all Discount Option Notes of such Noteholder, (iii) the Scheduled Put Option Closing Date (as defined below), and (iv) the Put Option Purchase Price payable based on the Scheduled Put Option Closing Date.

         3.4  Closing.  (a)  If a Noteholder delivers the Put Option Exercise
              -------
Notice in accordance with the terms hereof or if the Put Option is deemed exercised pursuant to Section 3.3 hereof, BSI and Bradlees may by notice to such Noteholder elect whether BSI or Bradlees shall receive an assignment of the Discount Option Notes but shall each be, and remain, jointly and severally obligated to pay to such Noteholder the Put Option Purchase Price. The closing of the Put Option (the "Put Option Closing") shall take place on (i) the day that the Put Option is deemed exercised pursuant to the first sentence of this
Section 3.4 or (ii) the Business Day specified in the Put Option Exercise Notice, which shall be no earlier than the fifth Business Day after receipt of the Put Option Exercise Notice by BSI and Bradlees (the "Scheduled Put Option Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109. At the Put Option Closing, each Noteholder shall sell, transfer, assign, grant, set over and convey to BSI (or Bradlees if BSI and Bradlees have by notice to the Noteholders elected Bradlees to receive an assignment of the Discount Option Notes), and its successors and assigns, without recourse, representation or warranty of any kind (except that such Noteholder shall represent that it is the only legal and beneficial owner of, and has good title to the Discount Option Notes, specified in the Put Option Exercise Notice and that such Discount Option Notes have not been pledged, encumbered, assigned, transferred, conveyed, disposed of or terminated, in whole or in part), all of such Noteholders's right, title and interest in, to and under the Discount Option Notes held by such Noteholder for and in consideration of the Put Option Purchase Price.

     (b) At the Put Option Closing, and as a condition to each Noteholder's obligation to close, BSI or Bradlees shall deliver to such Noteholder an amount equal to the Put Option Purchase Price by wire transfer in accordance with wire instructions set forth on Schedule B hereto or such other wire instructions
                          ----------
specified in a notice by such Noteholder to Bradlees received on or before the Scheduled Put Option Closing Date;

     (c) At the Put Option Closing, and as a condition to BSI's obligation to close with respect to each Discount Option Note, the Noteholder of such Discount Option Note shall deliver to BSI (i) the original Discount Option Note, or (ii) if the Noteholder represents that such Discount Option Note cannot be located after diligent search, a lost note affidavit and indemnification in customary form.

     (d) As used herein, the term "Put Option Closing Date" shall refer to the date not earlier than the Scheduled Put Option Closing Date on which all of the conditions to close set forth in Sections 3.4(a), (b) and (c) hereof have been satisfied.

     4. Grant of Security; Substitution of Security.  As security for the
        -------------------------------------------
punctual payment and performance of the obligations of Bradlees and BSI under the Discount Option Notes and this Agreement, including obligations in respect of the Put Option and the Call Option, BSI will execute and deliver to ________________, as collateral agent for the benefit of the Noteholders (the "Collateral Agent"): (s) a Leasehold Mortgage, Security Agreement, Assignment of Leases, Rents and Profits and Fixture Financing Statement with respect to BSI's leasehold interest in property located in Norwalk, Connecticut in the form of Exhibit C hereto (the "Mortgage"). At BSI's request and at BSI's sole
   ---------
cost and expense, the Collateral Agent shall amend the Mortgage to release the lien of the Mortgagee with respect to the BSI's leasehold interest in property located in Danbury, Connecticut (the "Danbury Leasehold Interest") in connection with the grant to the Collateral Agent of a first priority mortgage or other security interest on property of a value equal to the greater of $3.7 million or the value of the Danbury Leasehold Interest provided that,
                                                               -------------
BSI shall have no right to substitute collateral in connection with a sale of the Danbury Leasehold Interest. At the request of the Collateral Agent, BSI shall provide current appraisals, from an appraisal firm reasonably acceptable to the Collateral Agent, of the value of the Danbury Leasehold Interest and any proposed substitute collateral.

     5.  Conditions to Effectiveness of Agreement.  This Agreement shall be
         ----------------------------------------
effective on the date on which this Agreement has been executed and the following conditions are satisfied (the "Effective Date"):

     (a)  Amendment to Credit Agreement.  BSI and Bradlees shall have
          -----------------------------
entered into an Amendment No. 2 to the Revolving Credit and Guaranty Agreement among BSI, Bradlees and certain lenders party hereto dated February 2, 1999 in the form of Exhibit F attached hereto ("Amendment No. 2 to Credit Agreement").
            ---------

     (b)  Collateral Agency Agreement.  Each of the Noteholders and the
          ---------------------------
Collateral Agent shall have executed and delivered a Collateral Agency Agreement in the form of Exhibit G attached hereto (the "Collateral Agency Agreement").
               ---------

     (c) Security Documents. BSI shall have executed and delivered the
         ------------------
Mortgage and the Collateral Agent shall have recorded the Mortgage, UCC financing statements and other documents sufficient to perfect a security interest in the collateral described therein in favor of the Collateral Agent, subject only to liens in favor of the Trustee.

     (d)  Option Premium and Majority Noteholder Expenses.  Each Noteholder
          -----------------------------------------------
shall have received the Option Premium applicable to such Noteholder and Bradlees and BSI shall have paid the Majority Noteholder Expenses to the Majority Noteholders.

     (e)  Restrictive Legend.  Pursuant to Section 2.4(a) of the Indenture,
          ------------------
with respect to Notes held in physical form by the Noteholders, each Noteholder shall have delivered Notes to BSI in principal amount equal to or exceeding the principal amount set forth with respect to such Noteholder on Schedule A
                                                              ----------
attached hereto and BSI shall have delivered to such Noteholder (i) a Note in such principal amount, having a legend as set forth in Section 9.10 hereof, and
(ii) if the principal amount of the Note delivered exceeds the principal amount set forth with respect to such Noteholder on Schedule A attached hereto, a Note
                                             ----------
in a principal amount equal to such excess amount, which shall not bear any legend. Pursuant to Section 2.4(b) of the Indenture, with respect to Notes of any Noteholder represented by Global Notes, (i) BSI shall have executed and delivered to the Trustee an Issuer Order for the exchange of such Global Note, in whole or part, for a Physical Note payable to such Noteholder in the principal amount set forth in respect of such Noteholder on Schedule A attached
                                                            ----------
hereto and (ii) such Noteholder shall have delivered such Physical Note to BSI and BSI shall have delivered such Note to such Noteholder, having a legend as set forth in Section 9.10 hereof.

     (f)  Closing Certificates.  Each of BSI and Bradlees shall have
          --------------------
delivered to the Collateral Agent a customary closing certificate in form and substance satisfactory to the Collateral Agent.

     (g)  Legal Opinions of Counsel to Bradlees and BSI.  The Collateral
          ---------------------------------------------
Agent shall have received an opinion or opinions of counsel to Bradlees and BSI in form and substance acceptable to the Collateral Agent concerning the authorization, execution and delivery and enforceability of this Agreement and the Collateral Agency Agreement, the authorization, execution, and delivery of the Mortgage and the existence of no conflicts with respect to the Credit Agreement and the Indenture.

     (h)  Legal Opinions of Counsel to Noteholders.  Bradlees and BSI shall
          ----------------------------------------
have received an opinion or opinions of counsel to each of the Noteholders in form and substance acceptable to Bradlees and BSI concerning the authorization, execution, delivery and enforceability of this Agreement and the Collateral Agency Agreement and the existence of no conflicts with respect to the charter, By-laws, partnership agreement, limited liability company agreement or other organizational documents of the Noteholder.

     (i) Title Insurance. The Collateral Agent shall have received mortgagee's
         ---------------
title insurance policies with respect to each of the leasehold interests subject to the Mortgage and shall be satisfied with the condition of such title.

     6.  Representations and Warranties of Noteholders.
         ---------------------------------------------
     Each Noteholder hereby represents and warrants to Bradlees and BSI that:

     (a) Such Noteholder is a duly organized, validly existing and in good standing in its respective jurisdiction of formation under the laws of such jurisdiction and has the requisite power and authority to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery or performance of this Agreement will not result in any breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, any organizational documents or bylaws such Noteholder, or any material agreement or instrument to which Noteholder is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to it.

     (b) This Agreement has been duly and validly authorized, executed and delivered by such Noteholder, and constitutes the legal, valid and binding obligation of such Noteholder enforceable against such Noteholder in accordance with its terms.

     (c) Such Noteholder is the only legal and beneficial owner of, and has good title to, the Discount Option Notes in a principal amount as set forth on Schedule A attached hereto. Such Discount Option Notes have not been pledged,
----------
encumbered, assigned, transferred, conveyed, disposed of or terminated in whole or in part. The principal amount of the Discount Option Notes of such Noteholder set forth on Schedule A attached hereto is equal to (i) the principal
                        ----------
amount of all Notes held by such Noteholder on the Effective Date (as defined below), if a sale of the Yonkers Property for a price of $15 million or more has occurred and such Noteholder has received its pro rata share of the Net Proceeds
                                              --- ----
of such sale as a mandatory prepayment of the Notes pursuant to Section 3.1 of the Indenture, or (ii) 48.27% of the principal amount of the Notes held by such Noteholder on the Effective Date (rounded down to the nearest $1,000), if a sale of the Yonkers Property for a price of $15 million or more has not occurred or such Noteholder has not received its pro rata share of the Net Proceeds of such
                                     --- ----
sale as a mandatory prepayment of the Notes pursuant to Section 3.1 of the Indenture.

     (d) No registration with, or consent or approval of, or any other action by, any federal, state or governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required for the execution, delivery and performance of this Agreement by such Noteholder or the sale by such Noteholder of the Discount Option Notes that has not been obtained.

     (e) Such Noteholder is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended. Such Noteholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this Agreement. Such Noteholder is entering into this Agreement for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of the securities subject to this Agreement.

     7.  Representations and Warranties of Bradlees and BSI.
         --------------------------------------------------

     Bradlees and BSI hereby represent and warrant to each Noteholder that:

     (a) Each of Bradlees and BSI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and each has the requisite corporate power and authority to enter into, execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery or performance of this Agreement will not result in any breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, any charter documents or bylaws of Bradlees or BSI, or any material agreement or instrument to which Bradlees or BSI is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to it.

     (b) This Agreement has been duly and validly authorized, executed and delivered by Bradlees and BSI and constitutes the legal, valid and binding obligation of Bradlees and BSI, enforceable against Bradlees and BSI in accordance with its terms.

     (c) No registration with, or consent or approval of, or any other action by, any federal, state or governmental agency, authority, administrative or regulatory body, arbitrator, court or other tribunal, foreign or domestic, is required in connection with the execution, delivery and performance of this Agreement by Bradlees or BSI or the purchase by Bradlees or BSI of the Discount Option Notes, that has not been obtained.

     8.  Notices.  All waivers, elections, notices, demands and consents which
         -------
either party may be required or may desire to give under this Option Agreement, the Collateral Agency Agreement, the Mortgage or any mortgage or security agreement entered into in connection herewith ("Notices") shall be in writing and shall be deemed to have been duly given (i) on the third business day after deposit in an official United States Postal Service office if mailed by certified mail, return receipt requested, postage prepaid, or (ii) on the date received, or refused, if delivered by prepaid overnight delivery service or by telecopy if followed promptly by delivery by overnight delivery service, to the party to whom the same is so given or made, at the address of such party as set forth below as follows:

     To the Noteholders: At the address set forth for each Noteholder on the signature pages hereto.

     To the Collateral Agent:               c/o Morgens, Waterfall, Vintiadis &
                                            Company, Inc.
                                            10 E. 50th Street, 26th Floor
                                            New York, NY  10022
                                            Attn: Neil Augustine
                                            Telecopy No.: (212) 838-5540

     with a copy to the Collateral Agent's
     attorneys:                             Ropes & Gray
                                            One International Place
                                            Boston, MA  02110
                                            Attn:  William F. McCarthy, Esq.

                                            Telecopy No.:  (617) 951-7050

     To Bradlees or BSI:                    One Bradlees Circle
                                            P.O. Box 859051
                                            Braintree, MA 02185-9051
                                            Attn:  David L. Schmitt, Esq.
                                            Telecopy No.:  (781) 380-8096

     With a copy to Bradlees'
     and BSI's attorneys:                   Goodwin, Procter & Hoar LLP
                                            Exchange Place
                                            Boston, MA 02109
                                            Attn:  Raymond C. Zemlin
                                            Telecopy No.:  (617) 570-1512

Either party may designate by Notice to the other a new address to which Notices shall thereafter be mailed or delivered.

     9.  Miscellaneous.
         -------------

         9.1  Assignment.  Bradlees and BSI shall not be entitled to assign
              ----------
their rights under this Agreement, without the prior written consent of all of the Noteholders, which each Noteholder shall be entitled to grant or withhold in its sole discretion, provided that, Bradlees or BSI shall be entitled to assign
                     -------- ----
their rights in connection with (a) any sale, transfer or other disposition of all or substantially all of the assets of Bradlees or BSI, or (b) any consolidation or merger of Bradlees or BSI with or into any other entity, if the purchaser of such assets or such entity consolidated or merged with or into Bradlees or BSI assumes in a writing delivered to the Noteholders the obligations of Bradlees or BSI hereunder and under the Discount Option Notes. Any Noteholder shall be entitled to assign its rights hereunder in connection with any sale or assignment of the Discount Option Notes provided that any successor or assign of a Noteholder shall deliver a Notice to Bradlees and BSI of such succession, sale or assignment in the form of Exhibit H attached hereto (an "Assignment Notice"). Upon delivery of
            ---------
an Assignment Notice, any successor or assign of a Noteholder shall be considered a Noteholder, shall have all rights and assume all obligations and liabilities of the assigning Noteholder hereunder with respect to any assigned Discount Option Notes and the assigning Noteholder shall have no further obligations or liabilities under the Option Agreement with respect to such assigned Discount Option Notes. Any assignment made in violation of the provisions of this Section 9.1 shall be null, void and of no effect whatsoever.

         9.2  Further Assurances.  From and after the date hereof, each
              ------------------
Noteholder and Bradlees and BSI each covenant and agree to execute and deliver all such documents and to take all such further actions as the other party hereto may reasonably deem necessary, from time to time, to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby with each party's costs and expenses associated therewith, including legal expenses, to be borne individually by each party, except as otherwise provided in this Agreement. The provisions of this Section 9.2 shall survive the expiration or termination of this Agreement.

         9.3  Choice of Law.  This Agreement shall be governed and construed in
              -------------
accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law.

         9.4  Survival.  All representations, warranties, and covenants made by
              --------
the parties hereto in this Agreement and the documents delivered on the Effective Date shall be considered to have been relied upon by the parties hereto, shall be true when made and as of the Effective Date, and shall survive the execution, performance and delivery of this Agreement and the Closing.

         9.5  Successors and Assigns.  Subject to the provisions of Section 9.1
              ----------------------
hereof, this Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9.6  Counterpart Execution.  This Agreement may be executed in any
              ---------------------
number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding both parties hereto.

         9.7  Amendments; Waivers.
              -------------------

     (a) No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by each Noteholder and Bradlees and BSI, provided that, Schedule A and Schedule B hereto shall be amended to reflect
     -------- ----  ----------     ----------
changes of ownership of Discount Option Notes or wire transfer instructions of Noteholders upon Notice to Bradlees and BSI by any Noteholder.

     (b) No failure on the part of any party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein and in other related documents are cumulative and are in addition to, and not exclusive or in lieu of, any rights or remedies provided by law (except as otherwise expressly set forth herein) and are not conditioned or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other entity.

         9.8  Integration.  This Agreement, together with the exhibits hereto
              -----------
and the documents delivered or executed in connection herewith, constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated herein and supersedes all prior agreements, understandings or representations pertaining thereto, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

         9.9  Captions and Headings.  The section captions and headings in this
              ---------------------
Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. The section captions shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

         9.10  Restrictive Legend.  Each Discount Option Note shall bear a
               ------------------
legend in substantially the following form:

         "THIS NOTE IS SUBJECT TO THE TERMS OF AN OPTION AGREEMENT BETWEEN BRADLEES, INC., BRADLEES STORES, INC. AND CERTAIN HOLDERS OF 9% SECURED CONVERTIBLE NOTES OF BRADLEES STORES, INC. DUE 2004. SUCH OPTION AGREEMENT, AMONG OTHER THINGS, OBLIGATES THE HOLDER HEREOF TO SELL THIS NOTE AT A DISCOUNT IN CERTAIN CIRCUMSTANCES AND SUBJECT TO CERTAIN CONDITIONS."

         9.11  Expenses.  On the Effective Date, Bradlees or BSI shall pay to
               --------
by MWV Separate Account Alpha, Morgens Waterfall Income

Partners, Restart Partners, L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P., Restart Partners V, L.P. or MWV International, Ltd. (the "Majority Noteholders") an amount equal to all reasonable expenses incurred by the Majority Noteholders in connection with the negotiation and documentation of this Agreement, the Collateral Agency Agreement, the Mortgage, and the consummation of the transactions contemplated hereby, including without limitation, reasonable attorneys' fees and costs multiplied by a fraction the numerator of which is the aggregate principal amount of all Discount Option Notes of Noteholders other than the Majority Noteholders and the denominator of which is the aggregate principal amount of all Discount Option Notes of all Noteholders (collectively, the "Majority Noteholder Expenses"). Notwithstanding the foregoing, Bradlees and BSI shall not be obligated to pay Majority Noteholder Expenses in excess of an amount equal to the aggregate Option Premium that would otherwise have been payable to Noteholders other than the Majority Noteholders but for the payment of such Majority Noteholder Expenses by Bradlees and BSI. Bradlees and BSI shall pay all filing fees, title insurance premiums, recording fees, documentary stamp taxes or other fees and costs associated with any tender offer made in connection with this Agreement and the recording of the Mortgage.

         9.12  Reaffirmation of Indebtedness Under Notes.  BSI and Bradlees
               -----------------------------------------
hereby acknowledge and reaffirm the indebtedness evidenced by the Notes and the Indenture, including the indebtedness evidenced by the Discount Option Notes. Bradlees acknowledges and reaffirms its guaranty of indebtedness evidenced by the Notes and the Indenture pursuant to Article 13 of the Indenture, including its guaranty of the indebtedness evidenced by the Discount Option Notes.

     IN WITNESS WHEREOF, Bradlees, BSI and the Noteholders have executed this Option Agreement as of the date and year first above written.

                              BRADLEES, INC.



                              By:_________________________
                                 Name:
                                 Title:

                              BRADLEES STORES, INC.



                              By:__________________________
                                 Name:
                                 Title:

NOTEHOLDERS:                  See Schedule A attached hereto.
                                  ----------

                                                                      Schedule A
                                                                      ----------

Noteholders                                    Principal Amount of
-----------                                    -------------------
                                              Discount Option Notes    Option Premium/1/
                                             ----------------------   --------------
MWV SEPARATE ACCOUNT ALPHA                        $__________          $__________


By:_______________________________
   Name:
   Title:

MORGENS WATERFALL INCOME PARTNERS                 $__________          $__________
By: MW Capital L.L.C., its General Partner

By:_______________________________
     Name:
     Title:

RESTART PARTNERS, L.P.                            $__________          $__________
By: Prime Group, L.P., its General Partner

RESTART PARTNERS II, L.P.                         $__________          $__________
By: Prime Group II, L.P.

RESTART PARTNERS III, L.P.                        $__________          $__________
By: Prime Group III, L.P., its General Partner

RESTART PARTNERS IV, L.P.                         $__________          $__________
By: Prime Group IV, L.P., its General Partner

RESTART PARTNERS V, L.P.                          $__________          $__________
By: Prime Group V, L.P., its General Partner

By:  Prime, Inc., their General Partner

By: _______________________________
    Name:
    Title:

MWV INTERNATIONAL, LTD.                           $__________          $__________

By: _______________________________
    Name:
    Title:


/1/    Subject to adjustment as provided in Section 2.2 of the Option Agreement.
---

                                                                      Schedule B
                                                                      ----------

Noteholders                                Wire Instructions
-----------                                -----------------

MWV Separate Account Alpha                 CITIBANK, NY
Morgens Waterfall Income Partners          NEW YORK, NY
Restart Partners, L.P.                     ABA #021000089
Restart Partners II, L.P.                  For the Account of: MORGAN STANLEY &
 Restart Partners III, L.P.                                    COMPANY
Restart Partners IV, L.P.                  Account #: 38890774
Restart Partners V, L.P.                   For Further Credit of: Ned Morgens
MWV International, Ltd.                        & Bruce Waterfall as Agents
                                           Account #: 038-30008

                                                                       Exhibit A
                                                                       ---------

                          Call Option Exercise Notice
                          ---------------------------

To:  [Name of Noteholder]
     [address of Noteholder]

     Pursuant to Section 2.5 of the Option Agreement dated _____________, 1999 (the "Option Agreement") between Bradlees, Inc., Bradlees Stores, Inc.,and certain holders of 9% Secured Convertible Notes of Bradlees Stores, Inc. Due 2004, Bradlees hereby exercises the Call Option to purchase the Discount Option Notes on the terms set forth herein. Capitalized terms used but not defined herein shall have meanings as defined in the Option Agreement.

     1. The Call Option has been exercised with respect to all outstanding Discount Option Notes.

     2. Discount Option Notes of [Name of Noteholder] in principal amount of $________ are subject to the Call Option.

     3. The Scheduled Call Option Closing Date is __________.

     4. If the closing occurs on the Scheduled Call Option Closing Date, the Call Option Purchase Price payable to [Name of Noteholder], is $_________.

Dated:  ___________________

                              BRADLEES, INC.


                              By: _____________________
                                  Name:
                                  Title:

                                                                       Exhibit B
                                                                       ---------

                           Put Option Exercise Notice
                           --------------------------


To:  Bradlees Stores, Inc.
     One Bradlees Circle
     P.O. Box 859051
     Braintree, MA  02185-9051

     Pursuant to Section 3.3 of the Option Agreement dated _____________, 1999 (the "Option Agreement") between Bradlees, Inc., Bradlees Stores, Inc. and certain holders of 9% Secured Convertible Notes of Bradlees Stores, Inc. Due 2004, the undersigned hereby exercises the Put Option. Capitalized terms used but not defined herein shall have meanings as defined in the Option Agreement.

     1. The Put Option has been exercised with respect to $___________ principal amount of Discount Option Notes held by [Name of Noteholder], which constitute all Discount Option Notes held by such Noteholder.

     2. The Scheduled Put Option Closing Date is ___________.

     3. If the closing occurs on the Scheduled Put Option Closing Date, the Put Option Purchase Price payable to [Name of Noteholder] is $__________.

Dated: __________________

                              [Name of Noteholder]
                              [address of Noteholder]


                              By: _____________________
                                  Name:
                                  Title:

                                                                       Exhibit F
                                                                       ---------

                         [Bradlees Logo Appears Here]

Paul R. McKelvey
Vice President - Treasurer
(781) 380-8234
(781) 380-8224 FAX

May 18, 1999



Mr. Francis D. O'Connor
Vice President
BankBoston Retail Finance, Inc.
40 Broad Street, 10th Floor
Boston, MA  02109

Dear Frank:

Bradlees is currently negotiating a sale-leaseback transaction on our Yonkers property. It is our intent to retain and operate the store as it is a profitable location generating approximately $3.2 million (projected 1999) of four-wall cashflow. Assuming the receipt of at least $15.0 million from the aforementioned sale-leaseback which will be used to repay our 9% Notes on a pro rata basis, the balance remaining on such Notes will be approximately $14.0 million.

Bradlees is offering to repurchase the remaining $14.0 million of Notes beginning December 1, 1999 at a 14% discount. Such discount option falls away at a rate of 1% per month after December 31, 1999. The Note repurchase in December, 1999 would produce a $2.0 million gain. Bradlees is also offering the Noteholders a put option exercisable on or after February 3, 2003 to sell the Notes to the Company at par (i.e. one year early).

The current Notes are secured by a first priority lien on our leasehold interest in our Yonkers store as well as up to $6.5 million of first priority liens on our leasehold interests in our Danbury, Connecticut, Norwalk, Connecticut, and Saddlebrook, New Jersey stores. These latter leaseholds have an estimated fair market value of $13.3 million. As part of the Note repurchase offer, Bradlees is offering to remove the $6.5 million cap.

Because such leaseholds are already pledged as collateral for the Notes, we are requesting that BankBoston and the Bank Group support both the lifting of the $6.5 million cap and the granting of the put option.

Very truly yours,

/s/ Paul R. McKelvey

Paul R. McKelvey




PRM/arf

Bradlees, Inc., One Bradlees Circle (P.O. Box 859051), Braintree, MA 02185-9051

                        [BankBoston Logo Appears Here]

BankBoston, N.A.
BankBoston Retail Finance
40 Broad Street
Boston, Massachusetts 02109
Tel: 617-434-4004

Mr. Paul McKelvey, Treasurer
Bradlees, Inc.
One Bradlees Circle
Braintree, MA 02184-9051                               June 17, 1999
Fax: (781) 380-8224

Dear Paul:

I am writing to inform you that I have received the approval of the requisite Bradlees' bank group lenders to amend the credit facility in accordance with the requests outlined in your letter dated May 18, 1999 (attached) which includes the sale leaseback transaction. I shall request our attorney, Chris Plout of Latham & Watkins, to prepare an amendment agreement for execution immediately. If you have any questions with regard to this matter, please feel free to contact me at (617) 434-4193.

     Sincerely,


     /s/ Frank O'Connor

     Frank O'Connor
     Director


cc:  C. Plout - Latham & Watkins

                                                                       Exhibit H
                                                                       ---------

                               Assignment Notice
                               -----------------

To:  Bradlees, Inc.
     Bradlees Stores, Inc.
     One Bradlees Circle
     P.O. Box 859051
     Braintree, MA  02185-9051

     Pursuant to Section 9.1 of the Option Agreement dated _______________, 1999 (the "Option Agreement") between Bradlees, Inc., Bradlees Stores, Inc. and certain holders of 9% Secured Convertible Notes of Bradlees Stores, Inc. due 2004, notice is hereby given that the undersigned is the successor or assign of [Name of Assigning Noteholder] (the "Assignor") and is the beneficial owner of Discount Option Notes (as such term is defined in the Option Agreement) in the principal amount of $____________. The undersigned acknowledges that such Discount Option Notes are subject to the terms of the Option Agreement and agrees to assume all obligations and liabilities of the Assignor under the Option Agreement with respect to such Discount Option Notes.

     The undersigned further represents that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933, as amended. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Option Agreement. The undersigned is entering into the Option Agreement for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of the securities subject to the Option Agreement.

     Notices delivered to the undersigned as a Noteholder pursuant to Section 8 of the Option Agreement shall be mailed or delivered to the address set forth below.

Dated: ____________________
                                  [Name of Assignee]


                                  By:__________________________________
                                     Name:
                                     Title:

                                     [Address of Assignee]

                                                                         ANNEX B


================================================================================


                    LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
                  ASSIGNMENT OF LEASES RENTS AND PROFITS AND
                          FIXTURE FINANCING STATEMENT



                                     from



                             BRADLEES STORES, INC.


                                      to


                            [_____________________]

                              as Collateral Agent



                      Dated as of [__________, ___,] 1999


================================================================================


                           WHEN RECORDED, RETURN TO:

                             [__________________]

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I      PAYMENT OF TAXES, INSURANCE, ETC............................   4
         1.1.  Payment of Taxes and Claims.................................   4
         1.2.  Compliance with Insurance Requirements Instruments..........   4
         1.3.  Compliance with Laws........................................   4
         1.4.  Government Approvals........................................   4
         1.5.  Liens.......................................................   4
         1.6.  The Lease...................................................   4
         1.7.  Utility Services............................................   5
         1.8.  Maintenance and Repair, etc.................................   5
         1.9.  Alterations, Changes, etc...................................   5
        1.10.  Acquired Property Subject to Lien...........................   6

ARTICLE II     COVENANTS OF THE MORTGAGOR..................................   6
         2.1.  Compliance with Indenture...................................   6
         2.2.  Obligations Secured by Mortgage.............................   6
         2.3.  Prohibitions on Sale Transfer etc...........................   7
         2.4.  Recordation.................................................   7
         2.5.  No Waste....................................................   7
         2.6.  Inspection, etc.............................................   7
         2.7.  Notice of Event of Default, Default or Claimed Default......   7
         2.8.  No Credit for Payment of Taxes..............................   8
         2.9.  Use of Mortgagee's Name.....................................   8
        2.10.  The Lease...................................................   8
        2.11.  The Easements...............................................  12

ARTICLE III    EMINENT DOMAIN, INSURANCE PROCEEDS, ETC. ...................  13
         3.1.  Damage, Destruction or Taking; the Mortgagor to Give
                Notice; Assignment of Awards...............................  13
         3.2.  Application of Insurance Proceeds...........................  13
         3.3.  Application of Awards, etc..................................  13

ARTICLE IV     EVENTS OF DEFAULT...........................................  14
         4.1.  Events of Default; Indebtedness Due.........................  14
         4.2.  Enforcement; Foreclosure....................................  15
         4.3.  Power of Sale...............................................  15
         4.4.  The Mortgagee Authorized to Execute Deeds, etc. ............  16
         4.5.  Purchase of Mortgaged Property by the Mortgagee.............  16
         4.6.  Receipt a Sufficient Discharge to Purchaser.................  16
         4.7.  Waiver of Appraisement, Valuation, etc. ....................  16

                                                                            Page
                                                                            ----
         4.8.  Sale a Bar Against the Mortgagor............................  16
         4.9.  Application of Proceeds of Sale and Other Monies............  16
        4.10.  Appointment of Receiver.....................................  17
        4.11.  Possession, Management and Income...........................  17
        4.12.  Right to Perform the Mortgagor's Covenants..................  18
        4.13.  Cumulative Remedies.........................................  18
        4.14.  Provisions Subject to Applicable Law........................  19
        4.15.  No Waiver...................................................  19
        4.16.  Compromise of Actions.......................................  20
        4.17.  Expenses Incurred in Protecting or Enforcing Rights.........  20
        4.18.  Power of Attorney...........................................  20

ARTICLE V      FINANCING STATEMENT AND MISCELLANEOUS PROVISIONS............  21
         5.1.  Further Assurances..........................................  21
         5.2.  Fixtures; Financing Statement...............................  21
         5.3.  Assignment of Leases, Rents and Profits.....................  21
         5.4.  Partial Release.............................................  22
         5.5.  Release and Discharge of Mortgage...........................  23
         5.6.  Mortgagor, Mortgagee, Person(s).............................  24
         5.7.  Cessation of Mortgagor's Interest...........................  24
         5.8.  Notices.....................................................  24
         5.9.  No Merger of Fee and Leasehold Estates......................  24
        5.10.  No Claims Against the Mortgagee, etc. ......................  24
        5.11.  Waiver of Right to Bring Counterclaim in Foreclosure
                Action.....................................................  25
        5.12.  Usury Laws..................................................  25
        5.13.  FIRPTA......................................................  26
        5.14.  Trust Funds.................................................  26
        5.15.  Miscellaneous...............................................  26
        5.16.  Effectiveness of Mortgage...................................  26
        5.17.  Mortgagee Waiver and Consent Agreement......................  26
        5.18.  WAIVER OF JURY TRIAL........................................  26
        5.19.  New Jersey Particular Provisions............................  26
        5.20.  Subordination...............................................  27

SCHEDULE A  -      Property Descriptions and Leases

SCHEDULE B  -      Superior Mortgages

              LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
         OF LEASES, RENTS AND PROFITS AND FIXTURE FINANCING STATEMENT
      ------------------------------------------------------------------


          THIS LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS AND FIXTURE FINANCING STATEMENT, made as of [_________ ___], 1999, by, BRADLEES STORES, INC., a Massachusetts corporation, having an address at One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184-9051 (together with its permitted successors and assigns, the "Mortgagor"), in favor
                                                          ---------
[______________], having an address at [_______________], as Collateral Agent for the benefit of the Noteholders (as such terms are defined in the Collateral Agency Agreement, hereinafter defined, together with its successors in interest, the "Mortgagee"). Reference is hereby made to a Collateral Agency Agreement
     ---------
(the "Collateral Agency Agreement") of even date herewith among Mortgagor, Bradlees and the Noteholders. Capitalized terms used herein without definition shall have the meanings give to them in the Collateral Agency Agreement. Reference is also made to an Indenture (as it may be amended from time to time, the "Indenture") dated as of February 2, 1999 among Mortgagor, Bradlees, Inc. and IBJ Whitehall Bank & Trust Company, under which Mortgagor issued promissory notes (the "Notes") in the aggregate principal amount of $29,000,000.

                                  WITNESSETH:
                                  ----------

          WHEREAS, Mortgagor, Bradlees and the Noteholders have entered into the Option Agreement, pursuant to which the Noteholders have agreed to grant Bradlees a call option for the Discount Option Notes held by the Noteholders on the terms and subject to the conditions set forth therein;

          WHEREAS, the Discount Option Notes evidence the principal sum of
[$                ] (the "Mortgage Amount") plus interest thereon (collectively, such notes, the "Notes");

          WHEREAS, in consideration of the Secured Obligations, Mortgagor has agreed to grant this Mortgage to secure the Secured Obligations in the Mortgage Amount, as evidenced by the Discount Option Notes;

          NOW, THEREFORE, to secure (i) payment of the indebtedness evidenced by the Discount Option Notes, together with all interest accrued thereon as provided for in the Discount Option Notes, and (ii) payment of all other amounts due under the Discount Option Documents (copies of which are attached hereto as Exhibits - ) and (iii) the performance of the covenants and agreements contained herein and in the Discount Option Documents; and also in consideration of the sum of Ten Dollars in hand paid, the receipt and sufficiency of which are hereby acknowledged:

                                GRANTING CLAUSE

     The Mortgagor, intending to be legally bound, hereby mortgages, gives, grants, assigns, transfers, pledges, grants a security interest and sets over to the Mortgagee, to secure (i) payment of the indebtedness evidenced by the Discount Option Notes, in the aggregate principal amount equal to the Mortgage Amount, together with all interest accrued thereon as provided for in the Discount Option Notes, and (ii) payment of all other amounts due under the Discount Option Documents, and (iii) the performance of the covenants and agreements contained herein and in the Discount Option Documents, any and all of the Mortgagor's right, title and interest in and to the following property (collectively as set forth in this Granting Clause the "Mortgaged Property"):
                                                        ------------------

(a) the leasehold estate of the Mortgagor created pursuant to the leases (collectively, the "Lease") described in Schedule A hereto covering the
                         -----
     property described in Schedule A hereto and any additions thereto covered by the Lease (collectively the "Premises");
                                     --------

(b) all buildings, plants, structures and other improvements now or hereafter constructed or located on the Premises, or within the Easement Areas (as hereinafter defined) to the extent constructed and/or owned by the Mortgagor, and all right, title and interest of the Mortgagor, if any, in and to all fixtures, now or hereafter located on the Premises, within the Easement Areas or in any such improvements (such of the Mortgaged Property as is referred to in this paragraph (b) being hereinafter collectively called the "Improvements"), including, without limitation, all heating,
                 ------------
     lighting, pipes, pipelines, pumps, conduits, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, communications, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, permanently attached cabinets, partitions, ducts and compressors, and all of the right, title and interest of the Mortgagor in and to any Improvements which may be subject to any title retention or security agreement superior in lien to the lien of this Mortgage; it being understood and agreed that all Improvements are part and parcel of the Premises and appropriated to the use of the Premises and, whether affixed or annexed or not, shall for the purpose of this Mortgage be deemed conclusively to be real estate and conveyed hereby;

(c) any insurance proceeds, and the right to receive the same, and any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property as a result of (i) the exercise of the right of eminent domain, (ii) the alteration of the grade of any street, or (iii) any other injury to or decrease in the value of the Mortgaged Property;

(d) to the extent permitted by law, all franchises, permits, licenses and contract rights regarding the use, occupancy or operation of the Mortgaged Property, including, without limitation, all warranties, all rights with respect to contracts for utilities, maintenance, service or repair of the Mortgaged Property and all development and water rights, if any;

(e) all and singular the easements, rights-of-way or use, licenses, privileges, servitudes, tenements, hereditaments and appurtenances now or hereafter belonging to or in anywise appertaining to any of the foregoing, including, without limitation, all easements, interests and rights created and granted pursuant to the terms of the Lease(all of the foregoing hereinafter collectively being referred to the "Easements" and the areas subject to the
                                         ---------
     Easements being referred to as the "Easement Areas"); all rents, income,
                                         --------------
     issues, profits and proceeds thereof; and all the estate, right, title, interest, property, claim and demand whatsoever, in law as well as in equity, which the Mortgagor now has or may hereafter acquire, in and to any of the foregoing;

(f) all other title, estates, interests or rights of the Mortgagor in the Premises, the Improvements and the Easement Areas, whether now existing or hereafter acquired; and

(g) any proceeds, and the right to receive the same, arising from or relating to any conversion (voluntary or involuntary) of the Mortgaged Property, including, without limitation, proceeds of any sale, assignment, sublease or transfer of the Lease, Premises or Improvements.

     AND without limiting any of the other provisions of this Mortgage, the Mortgagor expressly grants to the Mortgagee, as secured party, a security interest in all of those portions of the Mortgaged Property (for the avoidance of doubt, expressly excluding any and all "inventory", "equipment" and other personal property (other than, with respect to such personal property, as expressly set forth in paragraphs (a) through (g) above) as such terms are defined or used in the Uniform Commercial Code of the state in which the Mortgaged Property is located (the "State UCC")) which are or may be subject to
                                    ---------
the State UCC provisions applicable to secured transactions (including, without limitation, Article 9 thereof). The Mortgagor agrees to execute and deliver, from time to time such further instruments (including, without limitation, further security agreements, as defined in the applicable provisions of Article 9 of the State UCC) as may be reasonably requested by the Mortgagee to confirm the security interest and lien of this Mortgage on the Mortgagor's interest in such portions of the Mortgaged Property.

     SUBJECT, HOWEVER, to the encumbrances, if any, listed in the title insurance policies issued to and approved by the Mortgagee in connection herewith (which encumbrances are hereinafter collectively referred to as the "Permitted Encumbrances").
-----------------------

     TO HAVE AND TO HOLD the Mortgaged Property with all privileges and appurtenances hereby granted, pledged, transferred, conveyed, mortgaged and assigned, or agreed or intended so to be, unto the Mortgagee and its successor and assigns, forever.

     The Mortgagor covenants that (i) it is lawfully seized and possessed of good and marketable title to the Premises, the Easement Areas and the Improvements; (ii) the Mortgaged Property is subject only to the Permitted Encumbrances; (iii) it has a good right and full power and authority to make this Mortgage; and (iv) the Mortgagor at its expense will warrant and defend to the Mortgagee such title to the Mortgaged Property and the lien and interest of the Mortgagee thereon and therein against all claims and demands and will maintain and preserve such lien and will keep this Mortgage a first lien upon the Mortgaged Property subject only to Permitted Encumbrances.

     The Mortgagor further represents, warrants, covenants and agrees as follows:

                                   ARTICLE I


                       Payment of Taxes, Insurance, etc.
                       ---------------------------------

     1.1. Payment of Taxes and Claims. The Mortgagor shall pay, or cause to be
     ----  ---------------------------
paid when due, all taxes assessments or similar charges, payments in lieu of taxes, assessments, or similar charges and all charges, betterments, or other assessments relating to or imposed upon the Mortgaged Property and all other lawful claims required to be paid by the Mortgagor (including, without limitation, claims for labor, services, materials and supplies) pursuant to the terms and provisions of the Lease.

     1.2. Compliance with Insurance Requirements Instruments. The Mortgagor
     ----  --------------------------------------------------
shall at all times (a) obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance required by the Lease, and (b) comply or cause compliance with any instruments of record at the time in force affecting the Mortgaged Property or any part thereof.

     1.3. Compliance with Laws. The Mortgagor shall comply with all Laws, and
     ----  --------------------
shall not do or permit any act or thing to be done which is contrary to any Law in respect of the ownership and use of the Mortgaged Property, provided, however, that the Mortgagor shall have the right to contest same in good faith.

     1.4. Government Approvals. The Mortgagor shall maintain all Government
     ----  --------------------
Approvals as required by Law relating to the Premises.

     1.5. Liens. The Mortgagor shall not create, incur, assume or suffer to
     ----  -----
exist, directly or indirectly, any Lien on or with respect to the Mortgaged Property or any portion thereof, or the Mortgagor's or the Mortgagee's interest therein, or any income or profits arising therefrom, except for the Permitted Encumbrances.

     1.6.  The Lease.
     ----  ---------

           1.6.1.  Modifications.  The Mortgagor shall neither cancel, terminate
           ------  -------------
or surrender the Lease, nor amend or modify the Lease in any material respect, nor request or grant any consent or waiver thereunder which would have a material adverse effect upon the interest of the Mortgagee hereunder.

           1.6.2.  Performance.  The Mortgagor shall faithfully keep and perform
           ------  -----------
all of its obligations as lessee under the Lease. The Mortgagor, on behalf of the Mortgagee, shall send written notice (by certified mail, return receipt requested) to the Landlord, with a copy to the Mortgagee, setting forth (i) the terms of this Section 1.7, (ii) the name and address of the Mortgagee, and
(iii) the recording date and other recording information for this Mortgage, together with a true copy of this Mortgage, within sixty (60) days after the execution of this Mortgage. Mortgagor shall provide copies to Mortgagee of all material notices and communications to or from the Landlord.

     1.7. Utility Services. The Mortgagor shall (i) pay or cause to be paid all
     ----  ----------------
charges for all public and private utility services, all public or private rail and highway services and all other public or private transportation services, if any, all public or private communications services, and all sprinkler systems and protective services at any time rendered to or in connection with the Premises to the extent required by the Lease, (ii) comply or cause compliance with all contracts relating to any such services, and (iii) do all other things required for the maintenance and continuance of all such services.

     1.8. Maintenance and Repair, etc. The Mortgagor shall maintain and operate
     ----  ----------------------------
(or cause to be maintained and operated) the Premises and the Easement Areas in accordance with good business practices consistent with those used by prudent operators of similar facilities. The Mortgagor shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, the Improvements necessary or useful in the proper conduct of its business on the Premises. The Mortgagor shall not permit the Improvements or any portion thereof to be removed, demolished or materially altered, except where such events involve less than $250,000 per event or $1,000,000 in the aggregate in any fiscal year. To the extent required by Law, the Lease or the Easements, the Mortgagor shall keep or cause to be kept the adjoining sidewalks, curbs, vaults and vault space, if any, and streets and ways located on or adjacent to the same, and all means of access to the Premises, in good and clean order and condition and in such a fashion that the value and utility of the Premises will not be diminished, subject only to ordinary wear and tear. The Mortgagor promptly, at its own expense, shall make or cause to be made all necessary or appropriate repairs, replacements and renewals of the Improvements, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen to the extent required pursuant to the Lease. All repairs, replacements and renewals shall be equal or superior in quality, utility and class to the original work. The Mortgagor, at its expense, shall do or cause others to do every act necessary or appropriate for the preservation and safety of the Premises by reason of or in connection with any excavation or other building operation upon the Premises and upon any adjoining property, whether or not the Mortgagor or any other Person shall be required to take such action or be liable for failure to do so.

     1.9. Alterations, Changes, etc. So long as no Event of Default shall have
     ----  --------------------------
occurred and be continuing, the Mortgagor shall have the right to make or cause to be made reasonable replacements in the ordinary course of business for, alterations of and additions to the Premises or any part thereof, provided that any replacement, alteration or addition (a) shall not change the general character or affect adversely the structural integrity of the Premises, or reduce the fair market value thereof below its value immediately before such replacement, alteration or addition or impair the usefulness of the Premises, (b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Laws and insurance requirements, as set forth in the Indenture, (c) is promptly and fully paid for, or caused to be paid for, by the Mortgagor, (d) is made, if the estimated cost of such replacement, alteration or addition exceeds $2,000,000,
(i) under the supervision of an engineer or architect and in accordance with the plans, specifications and cost estimates reasonably satisfactory to the Mortgagee, and (ii) only after the Mortgagor shall have furnished or caused to be furnished to the Mortgagee a contractor's payment and performance bond. In any event in which the Mortgagor shall furnish the Mortgagee with plans and specifications for any such replacement, alteration or addition, the Mortgagee may engage, at the Mortgagor's reasonable expense, an architect or engineer to review such plans and specifications on the Mortgagee's behalf. All replacements for, alterations of and additions to the Premises shall immediately constitute a part of the Mortgaged Property subject to this Mortgage.

     1.10. Acquired Property Subject to Lien. All property at any time acquired
     -----  ---------------------------------
by the Mortgagor which is located at the Premises and required by this Mortgage to become subject to the lien hereof, including any property acquired as provided in Section 1.11, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien of this Mortgage without further action on the part of the Mortgagor or the Mortgagee. The Mortgagor, at its expense, will execute and deliver to the Mortgagee, upon request (and will record and file as provided in the Granting Clause), an instrument supplemental to this Mortgage, satisfactory in substance and form to the Mortgagee, whenever such an instrument is, in the opinion of the Mortgagee, necessary or desirable under applicable law to subject to the lien of this Mortgage all right, title and interest of the Mortgagor in and to all property required by this Mortgage to be subjected to the lien hereof and acquired by the Mortgagor since the date of this Mortgage or the date of the most recent supplemental instrument so subjecting property to the lien hereof, whichever is later.

                                  ARTICLE II

                          Covenants of the Mortgagor


     2.1. Compliance with Indenture. The Mortgagor shall comply or cause
     ----  -------------------------
compliance with all of the covenants and agreements contained in the Indenture applicable to the Mortgagor, all of which covenants, conditions and agreements are hereby incorporated herein by reference as though set forth herein in their entirety.

     2.2. Obligations Secured by Mortgage. This Mortgage shall secure the
     ----  -------------------------------
payment of the principal sum of, interest on, additional interest as provided in and any prepayment premiums due under, the Discount Option Notes and shall further secure all advances for the payment of taxes, assessments, insurance premiums and all other costs
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

incurred for the protection of the Mortgaged Property, together with interest thereon from the date of such advances at the highest rate then borne by any of the Discount Option Notes or at the highest rate permitted by law, whichever is less.

     2.3. Prohibitions on Sale Transfer etc. Except as provided herein, the
     ----  ----------------------------------
Mortgagor shall not, directly or indirectly, voluntarily sell, lease, assign, transfer or convey, or permit the sale, lease, assignment, transfer or conveyance of the Premises or Improvements or any additions, alterations or changes to existing improvements on, the Mortgaged Property or any part thereof or interest therein. If the Mortgaged Property is sold, transferred, assigned or conveyed by operation of law without compliance with the terms hereof, the Mortgagee may, at its option, declare the entire indebtedness secured hereby to be immediately due and payable. Subject to the terms of the Lease and except for the assignment effected hereby, and the liens created by the Permitted Encumbrances, the Mortgagor will not assign the whole or any part of the rents, income or profits arising from the Mortgaged Property, and all other assignments thereof shall be null and void.

     2.4. Recordation. The Mortgagor agrees that, at its expense, it will cause
     ----  -----------
this Mortgage, UCC-1 Financing Statements and each supplement or extension hereto or thereto to be recorded, registered and filed, as applicable, and shall cause the recording, registering and filing, of the same to be kept current in the same manner and in such places, and will pay or cause to be paid all applicable recording, registration or filing fees.

     2.5. No Waste. The Mortgagor shall not commit or permit to be committed any
     ----  --------
physical waste upon the Mortgaged Property, or do any act that would materially impair or depreciate the value of the Mortgaged Property.

     2.6. Inspection, etc. The Mortgagor shall permit the Mortgagee and any
     ----  ----------------
representatives designated by the Mortgagee to visit and inspect the Mortgaged Property or any part thereof, to inspect all property, books of record and account and other records of the Mortgagor relating to the Mortgaged Property and to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, any officer and any employee or independent accountant or the Mortgagor, all at such reasonable times and intervals as from time to time may be requested upon two (2) days' prior notice. The Mortgagee shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making the same carefully or properly, or for not completing the same; nor shall the fact that such inspection may not have been made by the Mortgagee relieve the Mortgagor of any obligations that it may otherwise have under this Mortgage.

     2.7. Notice of Event of Default, Default or Claimed Default. The Mortgagor
     ----  ------------------------------------------------------
shall deliver, without request or demand, a notice to the Mortgagee within four
(4) business days of becoming aware of the existence of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, which notice shall specify (i) the nature and period of existence thereof, and (ii) what action the Mortgagor is taking, or causing to be taken, or intends to take, or to cause to be taken, with respect thereto.

     2.8. No Credit for Payment of Taxes. The Mortgagor shall not be entitled to
     ----  ------------------------------
any credit against the principal or premium, if any, or interest or additional interest on the Discount Option Notes or any other sum which may become payable under the terms hereof or any Discount Option Document by reason of the payment of any tax on the Mortgaged Property or any part thereof or by reason of the payment of any other taxes, assessments or similar charges, and shall not apply for or claim any deduction from the taxable value of the Mortgaged Property or any part thereof by reason of this Mortgage.

     2.9. Use of Mortgagee's Name. The Mortgagor shall not use the Mortgagee's
     ----  -----------------------
name or the name of any Person controlling, controlled by or under common control with the Mortgagee in connection with the Mortgaged Property, or any part thereof, or any of the Mortgagor's activities, except as such use may be required by applicable requirements of law.

     2.10. The Lease.
     ----- ---------

       (a) The Mortgagor shall:

           (i) pay all rents, additional rents and other sums required to be paid by the Mortgagor under and pursuant to the provisions of the Lease;

           (ii) diligently perform and observe before the expiration of applicable cure periods all of the terms, covenants and conditions of the Lease on the part of the Mortgagor, as tenant thereunder, to be performed and observed, unless such performance or observance shall be waived or not required by the Landlord;

           (iii) promptly advise the Mortgagee of any default under the Lease on the part of the Landlord or any successor landlord; and

           (iv) upon written request of Mortgagee, use reasonable efforts to obtain a certificate of estoppel of the Landlord or any successor landlord at such intervals as the same may be obtained under the Lease.

       (b) The Mortgagor shall not surrender the leasehold estate created by the Lease or terminate or cancel the Lease or modify, change, supplement, alter or amend the Lease, in any respect, either orally or in writing, and the Mortgagor hereby assigns to the Mortgagee, as further security for the payment and performance of the obligations and indebtedness secured hereby and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Mortgagor, as tenant under the Lease, to surrender the leasehold estate created by the Lease or to terminate, cancel, modify, change, supplement, alter or amend the Lease, and any such surrender of the leasehold estate created by the Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Lease shall be void and of no force and effect. Simultaneously with the execution of this Mortgage, the Mortgagor has delivered to the Mortgagee a true copy of an executed counterpart of the Lease, together with a true copy of an executed counterpart of any and all assignments thereof and amendments thereto and an executed counterpart of any memorandum of lease recorded in connection therewith, all of which shall be retained by the Mortgagee until the entire indebtedness secured hereby has been paid in full.

       (c) If the Mortgagor shall default in the performance or observance of any term, covenant or condition of the Lease on the part of the Mortgagor, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing the Mortgagor from any of its obligations hereunder, the Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Lease on the part of the Mortgagor, as tenant thereunder, to be promptly performed or observed on behalf of the Mortgagor, to the end that the rights of the Mortgagor in, to and under the Lease shall be kept unimpaired and free from default. If the Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, the Mortgagee will use its diligent efforts to notify the Mortgagor of the making of any such payment, the performance of any such act, or taking of any such action. All sums so paid and expended by the Mortgagee and the interest thereon shall be secured by the lien of this Mortgage. In any such event, the Mortgagee and any person designated by the Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action.

       (d) If the Landlord shall deliver to the Mortgagee a copy of any notice of default sent by the Landlord to the Mortgagor, as tenant under the Lease, such notice shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by the Mortgagee, in good faith, in reliance thereon.

       (e) The Mortgagor shall, from time to time, use reasonable efforts to obtain from the Landlord such certificates of estoppel with respect to compliance by the Mortgagor with the terms of the Lease as may be requested by the Mortgagee.

       (f) If the Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Lease or otherwise, the Mortgagee or its designee shall acquire from the Landlord a new lease of the Premises, the Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby.

       (g) No release or forbearance of any of the "Tenant" obligations under the Lease, pursuant to the Lease or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage.

       (h) In the event of any arbitration or court proceedings pursuant to the Lease, the Mortgagor hereby authorizes the Mortgagee to participate in such arbitration or court proceedings in order to protect the Mortgagee's interests hereunder and provided same shall not be exercised prior to an Event of Default hereby irrevocably appoints the Mortgagee its agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest) to exercise all of its rights in connection with such arbitration or court proceedings, including the right to appoint arbitrators and to conduct arbitration proceedings on its behalf, after the occurrence of any event of default, but nothing contained herein shall obligate the Mortgagee to participate in any such arbitration or court proceedings.

           (i) The Mortgagor shall not, without the Mortgagee's prior written consent, elect to treat the Lease or the leasehold estate created thereby as terminated under Subsection 365(h)(1) of the Bankruptcy Code, after rejection or disaffirmance of the Lease by the Landlord thereunder or by any trustee of such party, and any such election made without such consent shall be void and ineffective.

           (ii) The Mortgagor hereby unconditionally assigns, transfers and sets over to the Mortgagee all of the Mortgagor's claims and rights to the payment of damages that may hereafter arise as a result of any rejection or disaffirmance of the Lease by the Landlord thereunder or by any trustee of such party, pursuant to the Bankruptcy Code. The Mortgagee shall have and is hereby granted the right to proceed, in its own name or in the name of the Mortgagor, in respect of any claim, suit, action or proceeding relating to the rejection or disaffirmance of the Lease (including, without limitation, the right to file and prosecute, to the exclusion of the Mortgagor, any proofs of claim, complaint, motions, applications, notices and other documents) in any case in respect of the Landlord under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by the Mortgagee as damages arising out of any such rejection of the Lease shall be applied first to all reasonable costs and expenses of the Mortgagee (including, without limitation, reasonable legal fees) in connection with the exercise of its rights under this paragraph and then, in such manner as the Mortgagee shall determine, to the reduction and payment of the indebtedness secured by this Mortgage, and thereafter any balance shall be remitted to the Mortgagor.

           (iii) The Mortgagee shall not, pursuant to Subsection 365(h)(2) of the Bankruptcy Code, offset against the rent payable under the Lease the amount of any damages caused by the nonperformance by the Landlord of such party's obligations under the Lease after rejection or disaffirmance thereof under the Bankruptcy Code, without the prior written consent of the Mortgagee if such offset would result in a forfeiture of the Lease. The Mortgagee shall have the right to object to all or any part of such offset, and, in the event of such objection, the Mortgagor shall not effect any offset of the amounts so objected to by the Mortgagee. The Mortgagor shall indemnify and hold the Mortgagee harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable legal fees) arising from or relating to any such offset by the Mortgagor.

           (iv) The Mortgagor shall, promptly after obtaining knowledge thereof, give written notice to the Mortgagee of any actual filing by or against the

Landlord of a petition under the Bankruptcy Code. The aforesaid written notice shall set forth any information possessed by the Mortgagor concerning the date of such filing and the court in which such petition was filed.

           (v) In the event that any action, proceeding, motion or notice shall be commenced or filed in respect of the Landlord under the Lease or the Mortgaged Property or any part thereof, in connection with any case under the Bankruptcy Code, following an Event of Default hereunder the Mortgagee shall have, and is hereby granted, the option, to the exclusion of the Mortgagor, exercisable upon notice from the Mortgagee to the Mortgagor, to conduct and control any such litigation with counsel of the Mortgagee's choice. The Mortgagee may proceed, in its own name or in the name of the Mortgagor, in connection with any such litigation, and the Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by the Mortgagee in connection therewith. The Mortgagor shall, upon demand, pay to the Mortgagee all reasonable costs and expenses (including, without limitation, reasonable legal fees) paid or incurred by the Mortgagee in connection with the prosecution or conduct of any such proceedings, and, to the extent permitted by law, such costs and expenses shall be added to the indebtedness secured by this Mortgage. The Mortgagor shall not, without the prior written consent of the Mortgagee, commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Lease in any such case under the Bankruptcy Code.

           (vi) In the event that a petition under the Bankruptcy Code shall be filed by or against the Mortgagor, and the Mortgagor or any trustee of the Mortgagor shall decide to reject the Lease pursuant to Section 365(a) of the Bankruptcy Code or the Lease shall be subject to rejection pursuant to Section 365(d)(4) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee at least ten (10) days' prior written notice of the date on which application shall be made to the court for authority to reject the Lease. The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor or such trustee within such ten (10) day period a notice stating that (A) the Mortgagee demands that the Mortgagor or such trustee assume and assign the Lease to the Mortgagee pursuant to Section 365 of the Bankruptcy Code, and (B) the Mortgagee covenants to cure, or provide adequate assurance of prompt cure of, all defaults and provide adequate assurance of future performance under the Lease. In the event that the Mortgagee serves such notice upon the Mortgagor or such trustee, neither the Mortgagor nor such trustee shall seek to reject the Lease, and the Mortgagor and such trustee shall comply with such demand within thirty (30) days after such notice shall have been given, subject to the Mortgagee's performance of such covenant.

           (vii) In the event that a petition under the Bankruptcy Code shall be filed by or against the Mortgagor, neither the Mortgagor nor any trustee of the Mortgagor shall seek to extend any of the deadlines set forth in
     Section 365 of the Bankruptcy Code without the written consent of the Mortgagee.

           (viii) The Mortgagor hereby assigns, transfers and sets over to the Mortgagee a nonexclusive right to apply to the Bankruptcy Court under Subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the

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

Lease may be rejected or assumed after the entry of any order for relief in respect to the Mortgagor under Chapter 7 or Chapter 11 of the Bankruptcy Code.

     2.11. The Easements.
     ----- -------------

       (a) The Mortgagor shall:

           (i) pay or cause to be paid all sums required to be paid by the Mortgagor under and pursuant to the provisions of the Easements;

           (ii) diligently perform and observe before the expiration of applicable cure periods all of its obligations under the Easements; and

           (iii) promptly notify the Mortgagee of the giving of any notice to the Mortgagor of any default by the Mortgagor in the performance or observance of any of its obligations under the Easements and promptly deliver to the Mortgagee a true copy of each such notice.

       (b) The Mortgagor shall not terminate or cancel any Easement or modify, change, supplement, alter or amend any Easement, in any respect either orally or in writing, and the Mortgagor hereby assigns to the Mortgagee, as further payment and performance of the obligations and indebtedness secured hereby and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Mortgagor to terminate, cancel, modify, change, supplement, alter or amend any Easement and any termination, cancellation, modification, change, supplement, alteration or amendment of any Easement shall be void and of no force and effect. Simultaneously with the execution of this Mortgage, the Mortgagor has delivered to the Mortgagee true and complete certified copies of the Easements, together with certified copies of any and all assignments thereof and amendments thereto.

       (c) If the Mortgagor shall default in the performance or observance of its obligations under the Easements, then without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing the Mortgagor from any of its obligations hereunder, the Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Easements on the part of the Mortgagor to be promptly performed or observed on behalf of the Mortgagor, to the end that the rights of the Mortgagor in, to and under the Easements shall be kept unimpaired and free from default. All sums so paid and expended by the Mortgagee and the interest thereon shall be secured by the lien of this Mortgage. In any such event, the Mortgagee and any Person designated by the Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action.

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

                                  ARTICLE III


                   Eminent Domain, Insurance Proceeds, Etc.
                   ----------------------------------------

     3.1. Damage, Destruction or Taking; the Mortgagor to Give Notice;
     ---- ------------------------------------------------------------
          Assignment of Awards. In case of (a) any damage to or destruction of
          ---------------------
the Premises or any part thereof, or (b) any condemnation proceedings or exercise of any right of eminent domain (hereinafter a "Taking") of all or any part of the Premises, or to the commencement of any proceedings or negotiations which might result in any such Taking, the Mortgagor will promptly give or cause to be given written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction or of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Subject to the terms and provisions of the Lease, the Mortgagee shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Mortgaged Property on account of such Taking and the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee all rights of the Mortgagor to any such proceeds, award or payment and irrevocably authorizes and empowers the Mortgagee, at its option, in the name of the Mortgagor or otherwise, to file and prosecute what would otherwise be the Mortgagor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with Section 3.2, in the case of proceeds received in connection with damage or destruction to the Premises, and Section 3.3, in the case of proceeds received in connection with a Taking. The Mortgagor will pay or cause to be paid all reasonable costs and expenses incurred by the Mortgagee in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, award or payment in respect thereof. Notwithstanding the foregoing, provided no Event of Default exists, the Mortgagor shall be entitled to file and prosecute all claims and to apply any proceeds or awards to restoration.

     3.2. Application of Insurance Proceeds. All insurance proceeds received by
     ---- ---------------------------------
or payable to the Mortgagee on account of any damage to or destruction of the Premises or any part thereof (less the actual costs, fees and expenses incurred by the Mortgagee, including, without limitation, attorneys' fees and expenses, in connection therewith, for which the Person incurring the same shall be reimbursed from such proceeds) shall be paid to the Mortgagee and applied in accordance with Section 8.4 of the Indenture.

     3.3. Application of Awards, etc. All awards and payments received by or
     ---- ---------------------------
payable to the Mortgagor and the Mortgagee or either of them on account of a Taking (less the actual costs, fees and expenses incurred by the Mortgagee, including, without limitation, attorneys' fees and expenses, in connection therewith, for which the Person incurring the same shall be reimbursed from such award or payment), together with any interest or other income earned on such awards from the investment thereof and any other interest paid on any such awards prior to disbursement hereunder shall be paid to the Mortgagee and applied in accordance with Section 8.4 of the Indenture, provided, however, that if the terms of the Indenture are inconsistent or conflict with the terms and provisions of the Lease, the terms and conditions of the Lease shall control.

                                  ARTICLE IV


                               Events of Default
                               -----------------

     4.1. Events of Default; Indebtedness Due. If any one or more of the
     ----  -----------------------------------
following events (herein sometimes called "Events of Default") shall occur:
                                           -----------------

       (a) if there shall occur any "Event of Default" as defined in the Indenture or in any other Security Documents; or if the Mortgagor defaults in the observance or performance of any covenant or agreement on its part to be performed contained in this Mortgage beyond applicable cure or grace periods; or

       (b) if subsequent to the date of this Mortgage the law of the state in which the Mortgaged Property is located shall be changed by statutory enactment judicial decision, regulation or otherwise, so as (i) to tax the holder of any lien or charge upon real property (for state, county, municipal or other purpose) based on the value of the real property subject to such lien or charge, or (ii) to change the taxation (other than income taxes imposed on the income of the holder thereof) of deeds of trust, mortgages or debts secured by land or property or the manner of collecting any such taxation, in either such case in a manner such as to affect adversely this Mortgage or the indebtedness secured hereby or the holder of this Mortgage, unless, within thirty (30) days following receipt of a written request from the Mortgagee, the Mortgagor shall have entered into a lawful and binding agreement satisfactory in substance and form to the Mortgagee, obligating the Mortgagor to pay or reimburse the Mortgagee for any tax (other than income taxes imposed on the income of the holder thereof) imposed on the Mortgagee by reason of any of the foregoing; then (1) if such event is an Event of Default specified in the Indenture in Section 8.1(d), (c) or (f) with respect to the Mortgagor, the outstanding principal of the Discount Option Notes (with accrued interest thereon) and all other amounts owing under the Discount Option Documents shall automatically become immediately due and payable at par together with interest accrued thereon without presentment, demand, protest or notice of any kind all of which are hereby waived by the Mortgagor, and (2) in the case of any other Event of Default, the Mortgagee may, in addition to any right, power or remedy permitted by law or equity, by Acceleration Notice and in accordance with Section 8.2 of the Indenture, declare the outstanding principal of the Discount Option Notes (with accrued interest thereon) and all other amounts owing under the Discount Option Documents to be, and the outstanding principal of the Discount Option Notes and such amounts shall thereupon be and become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Mortgagor. The Mortgagor shall pay on demand all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by or on behalf of the Mortgagee in enforcing the payment of such Discount Option Notes or other obligations, or occasioned by any default or Event of Default under this Mortgage; or

       (c) a default under any of the Discount Option Documents beyond applicable cure or grace periods.

       The Mortgagor hereby waives any notice of default except as specifically required hereby.

       Notwithstanding the foregoing, if the Event of Default occurs solely as a result of a notice of default by Landlord to the Mortgagor, the Mortgagor shall have the right to cure the default so noticed within applicable grace periods under the Lease or, if such default shall not be reasonably susceptible to cure, within thirty (30) days of receipt of such notice, provide the Mortgagee with a replacement mortgage in the amount hereof encumbering other collateral mutually acceptable to the Mortgagor and the Mortgagee and the payment by the Mortgagor of all fees and expenses incurred in connection with the granting of such replacement mortgage including, but not limited to, opinions, title insurance and all recording costs. In the event the Mortgagor and the Mortgagee are unable to mutually agree upon and record a replacement mortgage within said thirty (30) day period, it shall be an Event of Default. The foregoing is not intended to limit the rights of the Mortgagee pursuant to Section 4.12 hereof and in the event the Mortgagee exercises such rights, the Mortgagor shall have ten (10) days within which to reimburse the Mortgagee for all costs and expenses incurred by the Mortgagee in the exercise thereof.

     4.2. Enforcement; Foreclosure. If an Event of Default shall have occurred
     ----  ------------------------
and be continuing beyond any applicable grace or cure period provided for herein or in the Indenture, the Mortgagee, at any time, at its election may, subject to
Section 12.1(b) and Sections 8.3, 8.5, and 8.8 of the Indenture, proceed at law or in equity or otherwise to enforce the payment of any outstanding Discount Option Notes in accordance with the terms hereof and thereof, obtain specific performance of any agreement contained herein, obtain an injunction against the violation of any of the terms hereof, or in the aid of the exercise of any power granted hereby, or by law, in accordance with the terms hereof or institute foreclosure or other proceedings according to law. All procedural errors in said proceedings, together with any stay of or exemption from execution, or extension of time of payment, which may be given by any statute now in force or enacted hereafter, are hereby forever irrevocably waived and released.

     4.3. Power of Sale. If the unpaid principal amount of and the premium, if
     ---- -------------
any, and interest on the Discount Option Notes at the time outstanding shall have become due and payable and shall not have been paid, the Mortgagee may, subject to Section 12.1(b) and Sections 8.3, 8.5 and 8.8 of the Indenture, sell, assign, transfer and deliver the whole or, from time to time, any part of the Mortgaged Property, or any interest in any part thereof, at any private sale or at public auction, with or without demand, advertisement or notice, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Mortgagee in its uncontrolled discretion may determine, or as may be required by law.

     4.4. The Mortgagee Authorized to Execute Deeds, etc. The Mortgagor
     ----  -----------------------------------------------
irrevocably appoints the Mortgagee the true and lawful attorney of the Mortgagor, coupled with an interest, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, upon the occurrence and during the continuance of an Event of Default to execute and deliver all such deeds, bills of sale, assignments and other instruments as the Mortgagee may consider necessary or appropriate, with full power of substitution, the Mortgagor hereby ratifying and confirming all that its said attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee or any purchaser, the Mortgagor will ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to the Mortgagee or such purchaser all such proper deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

     4.5. Purchase of Mortgaged Property by the Mortgagee. Any Holder may be a
     ----  -----------------------------------------------
purchaser of the Mortgaged Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and may apply upon the purchase price thereof the indebtedness secured hereby owing to such Holder, to the extent of such Holder's distributive share of the purchase price. Any such Holder shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in the Mortgagor.

     4.6. Receipt a Sufficient Discharge to Purchaser. Upon any sale of the
     ----  -------------------------------------------
Mortgaged Property or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Mortgagee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

     4.7. Waiver of Appraisement, Valuation, etc. The Mortgagor hereby waives,
     ----  ---------------------------------------
to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Mortgaged Property or any part thereof or any interest therein.

     4.8. Sale a Bar Against the Mortgagor. Any sale of the Mortgaged Property
     ----  --------------------------------
or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to foreclosure or power of sale or otherwise, shall forever be a perpetual bar against the Mortgagor.

     4.9. Application of Proceeds of Sale and Other Monies. The proceeds of any
     ----  ------------------------------------------------
sale of the Mortgaged Property or any part thereof or any interest therein upon foreclosure of this Mortgage or otherwise and all other sums at any time received or held by the Mortgagee hereunder, shall (except as otherwise provided herein or by law) be applied as follows:

           First:  to the payment of all court costs, all reasonable expenses
           -----
     of sale, all reasonable costs and expenses of any receiver and any taxes, assessments or charges, which are prior to the lien of this Mortgage;

           Second: to the payment of any indebtedness secured by this Mortgage
           ------
     other than indebtedness evidenced by the Discount Option Notes; and

           Third:  in accordance with Section 2.2 of the Collateral Agency
           -----
     Agreement.

     4.10. Appointment of Receiver. If an Event of Default shall have occurred
     ----- -----------------------
and be continuing, the Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver for all or any part of the Mortgaged Property, whether such receivership be incidental to an action of foreclosure or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Such appointment may be made either before or after sale, without notice, without regard to the solvency of the Mortgagor at the time of application for such receiver and without regard to the then value of the Mortgaged Property or whether the same shall be then occupied as a homestead or not, and the Mortgagee or any other person may be appointed as such receiver. Such receiver shall have the power to collect the rents, issues and profits of the Mortgaged Property during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be redemption or not, as well as during any further times when the Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of said period. All sums paid by such receiver and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by such receiver in exercising such powers, together with interest thereon at the highest rate then borne by any of the Discount Option Notes from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage.

4.11. Possession, Management and Income. At any time after the occurrence of an
----- ---------------------------------
Event of Default, the Mortgagee, upon notice to the Mortgagor and without the appointment of a receiver or an application therefor, may enter upon and take possession of the Mortgaged Property or any part thereof by force, summary proceedings, ejectment or otherwise and may remove the Mortgagor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve, lease either in its name or in the name of the Mortgagor) and manage the same and receive all earnings, income, rents, issues, proceeds and profits accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability (other than liability for its own gross negligence or willful misconduct) for or by reason of any such taking of possession, entry, removal, holding, operation or management, except that any amounts so received by the Mortgagee shall be applied to pay all reasonable costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving, leasing and managing the Mortgaged Property or any part thereof, and any taxes, assessments or other charges prior to the lien of this Mortgage which the Mortgagee may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 4.9 hereof.

     4.12. Right to Perform the Mortgagor's Covenants. If the Mortgagor shall
     ----- ------------------------------------------
fail to make any payment or perform any term, covenant or condition required to be performed hereunder or under the Discount Option Notes or the Discount Option Documents, and such failure either constitutes an Event of Default hereunder or thereunder, the Mortgagee, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter upon five days' prior written notice to the Mortgagor (which notice shall not be deemed to be required in the event that the Mortgagee reasonably believes that any delay will impair the value of the Mortgaged Property or its rights hereunder) make such payment or perform such act for the account and at the expense of the Mortgagor, and may enter upon the Mortgaged Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Mortgaged Property or any part thereof. All sums so paid by the Mortgagee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the highest rate per annum applicable to the Discount Option Notes, from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage, and the Mortgagor agrees to pay such sums to the person incurring the same on demand.

     4.13. Cumulative Remedies. Each right, power and remedy of the Mortgagee
     ----- -------------------
provided for in this Mortgage, or in the Discount Option Documents, or now or hereafter existing at law or in equity or by statute or otherwise shall be separate, distinct, cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in the Discount Option Documents, now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage or in the Discount Option Documents or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies, and no act of the Mortgagee shall be construed as an election to exercise any one such right, power or remedy to the exclusion of any other such right, power or remedy, anything herein or otherwise to the contrary notwithstanding. The Mortgagor expressly waives (i) all demands, presentments, notices of protest and of dishonor and notices of every kind or nature (other than notices expressly provided for in the Discount Option Notes or Discount Option Documents), including without limitation those of any action or non-action on the part of the Mortgagee or any guarantor, or any other person whomsoever, (ii) the right to require the Mortgagee to proceed against any guarantor or any other party,
(ii) the right to require the Mortgagee to proceed against or apply any other security it may hold, and (iv) the right to require the Mortgagee to pursue any other remedy for the benefit of the Mortgagor. Furthermore, the Mortgagor agrees that the Mortgagee may in its sole discretion without prejudice to or in any way limiting or lessening its rights hereunder, and without affecting or impairing in any way the liability of the Mortgagor hereunder or under any obligation secured hereby (A) exercise its rights under this Mortgage without taking any action against any guarantor or any other party, and without proceeding against or applying any other security it may hold,
(B) at its election, exercise any right or remedy it may have against any security held by the Mortgagee, including without limitation the right to foreclose upon any such security by judicial or non-judicial sale, and the Mortgagor hereby irrevocably and unconditionally waives, releases and forever agrees not to assert any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other right or remedy of the Mortgagor against any such security, whether resulting from such election by the Mortgagee or otherwise, and (C) take or give up, or modify, vary, exchange, renew or abstain from perfecting or taking advantage of, any security for any such obligation secured hereby.

     4.14. Provisions Subject to Applicable Law. All rights, powers and remedies
     ----- ------------------------------------
provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any provisions of applicable law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

     4.15. No Waiver. Any failure by the Mortgagee to insist upon the strict
     ----- ---------
performance by the Mortgagor of any of the terms and provisions hereof shall not constitute a waiver of any such term or provision or of any Event of Default. The Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor and no waiver of any Event of Default shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent Event of Default. By accepting payment of any amount secured hereby after its due date, the Mortgagee shall not be deemed to waive its right either to require prompt payment when due of all other amounts payable hereunder or otherwise secured hereby or to declare a default for failure to effect such prompt payment. Regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for the indebtedness may be released and the time of payment may be extended and the terms of any of the Discount Option Notes and/or this Mortgage may otherwise be modified without, as to the security for the remainder thereof, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the indebtedness as it may be so extended or modified, over any subordinate lien. The Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor, in such order and manner as the Mortgagee may elect. By exercising or failing to exercise any right, power or remedy under this Mortgage or the Discount Option Documents, no such person or persons shall be deemed to have waived, released or in any way limited its or their right to exercise any right, power or remedy under any other of such instruments. In no event shall the indebtedness secured by this Mortgage be deemed to be discharged, released or reduced by the exercise of any right, power or remedy hereunder, except to the extent of the actual net proceeds received by the Mortgagee from such enforcement of any said right, power or remedy (including without limitation judicial or non-judicial sale or deed in lieu of foreclosure), after deducting all legally permitted costs of such sale or other disposition.

     4.16. Compromise of Actions. Following an Event of Default any action, suit
     ----- ---------------------
or proceeding brought by the Mortgagee pursuant to any of the terms of this Mortgage or otherwise, and any claim made by the Mortgagee hereunder (other than against Mortgagor) may be compromised, withdrawn or otherwise dealt with without any notice to or approval of the Mortgagor.

     4.17. Expenses Incurred in Protecting or Enforcing Rights. If the Mortgagee
     ----- ---------------------------------------------------
shall incur or expend any sums, including reasonable attorneys' fees, to the extent permitted by law, whether in connection with any action or proceeding or not, to sustain the lien of this Mortgage or its priority, or to protect or enforce any of its rights hereunder, or to recover any indebtedness hereby secured, or for any title examination or title insurance policy relating to the title to the Mortgaged Property if obtained for any of the purposes herein above in this paragraph set forth, all such sums, to the extent permitted by law, shall on notice and demand be paid by the Mortgagor, together with interest thereon at the rate per annum applicable to the Discount Option Notes, and shall be a lien on the Mortgaged Property, if and to the extent permitted by applicable law, prior to any right of title to, interest in, or claim upon, the Mortgaged Property subordinate to the lien of this Mortgage, and shall be deemed to be part of the indebtedness secured hereby.

     4.18. Power of Attorney. The Mortgagor hereby irrevocably and
     ----- -----------------
unconditionally appoints the Mortgagee as the Mortgagor's true and lawful attorney-in-fact, to act for the Mortgagor in the Mortgagor's name, place and stead, and for the Mortgagor's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses, permits, certifications, consents and approvals from all applicable governmental agencies or authorities("Governmental Authorizations") issued to the Mortgagor
                        -----------------------------
in connection with the Mortgagor's use or occupancy of the Mortgaged Property or operation of the Premises, to permit any transferee of the Premises to operate under the authority of the Governmental Authorizations issued to the Mortgagor, and to do any and all other acts incidental to any of the foregoing. The Mortgagor irrevocably and unconditionally grants to the Mortgagee, as its attorney-in-fact, full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as the Mortgagor might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to payment in full of the obligations secured hereby.

                                   ARTICLE V


               Financing Statement and Miscellaneous Provisions
               ------------------------------------------------

     5.1. Further Assurances. The Mortgagor, at its expense shall execute,
     ---- ------------------
acknowledge and deliver all such instruments and take all such action as the Mortgagee may from time to time reasonably request for assuring to the Mortgagee the properties and rights now or hereafter subjected to the lien hereof or assigned hereunder or intended so to be, including without limitation, the execution of a supplemental mortgage or mortgages relating to any land or other interest in real estate acquired after the date hereof and referred to in clause
(ii) of paragraph (a) of the granting clause hereof.

     5.2. Fixtures; Financing Statement. This Mortgage constitutes a security agreement under the Uniform Commercial Code as enacted by the state in which the Mortgaged Property is located. The Mortgagor covenants and agrees that, upon the request of the Mortgagee or upon the subsequent acquisition of any proceeds, fixtures and other real property, the Mortgagor will provide to the Mortgagee such further assurances and take such further actions as may be required by the Mortgagee to establish the Mortgagee's first and prior security interest in any such proceeds, fixtures and other real property, including, without limitation, execution and filing or recording in all necessary public offices, at the Mortgagor's sole cost and expense, any UCC financing statements in form acceptable to the Mortgagee. Upon request, the Mortgagor shall execute, deliver and cause to be recorded and filed from time to time with all necessary public offices, at the Mortgagor's sole cost and expense, continuances and such other instruments as will maintain the Mortgagee's priority of security in all such proceeds, fixtures and other property. IT IS INTENDED BY THE MORTGAGOR AND THE MORTGAGEE THAT THIS MORTGAGE BE EFFECTIVE AS A FINANCING STATEMENT FILED WITH THE REAL ESTATE RECORDS AS A FIXTURE FILING. FOR THIS PURPOSE, THE FOLLOWING INFORMATION IS SET FORTH:

     (a) Debtor shall mean the Mortgagor, and the address of Debtor shall be its address set forth on the cover hereof.

     (b) Secured Party shall mean the Mortgagee, and the address of Secured Party shall be its address set forth on the cover hereof.

     (c) This document covers goods which are or are to become fixtures related to the real estate.

     (d) The record owners of the real estate are set forth in Schedule A.

     5.3. Assignment of Leases, Rents and Profits. To further secure the
     ---- ---------------------------------------
Obligations, the Mortgagor hereby sells, assigns and transfers unto the Mortgagee all the rents, issues and profits of the Mortgaged Property (collectively, "Rents") now due and which may hereafter become due under or by
                -----
virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Mortgaged Property or any part thereof, which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by the Mortgagee under the powers herein granted, it being the intention hereby to establish an absolute transfer and assignment of all such and agreements, and all the avails thereunder, to the Mortgagee and not merely the passing of a security interest. The Mortgagor, to the extent permitted by applicable law, hereby irrevocably appoints the Mortgagee its true and lawful attorney (coupled with an interest) in its name, place and stead (with or without taking possession of the Premises) to rent, lease or let all or any portion of the Mortgaged Property to any party or parties at such rental and upon such terms as the Mortgagee shall, in its reasonable discretion, determine, and to collect all of said Rents arising from or accruing at any time hereafter, and all now due or that may hereafter become due under each and every one of the leases and agreements, written or verbal, or other tenancy existing, or which may hereafter exist on the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Mortgagee would have upon taking possession pursuant to the provisions of Article 4 hereof. The Mortgagor represents and agrees that no Rent has been or will be paid by any person or entity in possession of any portion of the Mortgaged Property for more than one installment in advance and that the payment of none of the Rents to accrue for any portion of the Mortgaged Property will be waived, released, reduced, discounted or otherwise discharged or compromised by the Mortgagor. As between the Mortgagor and the Mortgagee, the Mortgagor waives any rights to set-off disputed amounts due from any person or entity in possession of any portion of the Mortgaged Property against sums due to the Mortgagee (but the Mortgagor shall not be deemed hereunder to have waived any rights or remedies against such person or entity). The Mortgagor agrees that it will not assign any of the Rents of the Mortgaged Property. Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee in possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee pursuant to Article 4 hereof. In the exercise of the powers herein granted the Mortgagee, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by the Mortgagor, except liability arising out of the gross negligence or willful misconduct of the Mortgagee. The Mortgagor further agrees to assign and transfer to the Mortgagee all future leases upon all or any part of the Mortgaged Property and to execute and deliver, at the request of the Mortgagee, all such further assurances and assignments in the Mortgaged Property as the Mortgagee shall from time to time reasonably require. Although it is the intention of the parties that the assignment contained in this section shall be a present absolute assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that the Mortgagee shall not exercise any of the rights or powers conferred upon it by this section except after the occurrence and during the continuance of an Event of Default and until such time the Mortgagor may continue to collect and use the rents and operate and manage the Mortgaged Property.

     5.4. Partial Release. (a) The Mortgagee, at any time and from time to time,
     ---- ---------------
 without liability therefor, without prior notice to the Mortgagor and without affecting the lien of this Mortgage on any Mortgaged Property or the liability of the Mortgagor except as expressly provided by such release, easement or other agreement, may release any part of the Mortgaged Property, consent to the making of any map or plat of all or any part of the Mortgaged Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Mortgage or enter into any other agreement in connection with the Mortgaged Property.

     (b) Mortgagee covenants and agrees that at the request of Mortgagor, and at the cost and expense of Mortgagor, Mortgagee shall, pursuant to a partial release of mortgage (the "Partial Release"), release the lien of this Mortgage on the real property described in Schedule A as the "Danbury Property". The execution of the Partial Release shall not in any way affect the lien of this Mortgage on any other Mortgaged Property or the liability of the Mortgagor, except as expressly provided in the Partial Release. Mortgagees obligation to execute the Partial Release, as set forth in this paragraph, is conditioned upon Mortgagor's grant to Mortgagee of a first priority mortgage or other security interest on property of a value equal to the greater of $3,700,000 or the value of the Danbury Property. At the request of Mortgagee, and prior to Mortgagee's execution of the Partial Release, Mortgagor shall provide current appraisals from an appraisal firm reasonably acceptable to Mortgagee, of the value of the Danbury Property and any proposed substitute collateral.

     5.5. Release and Discharge of Mortgage. If (i) all of the outstanding
     ---- ---------------------------------
principal of and interest on all of the Discount Option Notes shall be paid in accordance with the terms thereof and of the Discount Option Documents, and any and all sums payable by the Mortgagor under the Discount Option Documents shall be paid or (ii) if all of the interests of the Mortgagor in the Mortgaged Property under the Mortgage shall be Disposed of and if the Mortgagor shall be in compliance with all the terms, covenants and conditions applicable to it to be complied with under the Discount Option Notes and of the Discount Option Documents, then in either such case, this Mortgage shall be null and void and of no further force and effect and the Mortgaged Property hereunder shall thereupon be, and shall be deemed to have been, reconveyed, released and discharged from the lien of this Mortgage without further notice on the part of the Mortgagor or Mortgagee hereunder, and the Mortgagee, at the Mortgagor's expense, will execute and deliver such reasonable or necessary instruments, if any, as the Mortgagor may request evidencing or confirming the reconveyance, release and discharge of the Mortgaged Property from the lien of this Mortgage, and any such instrument, when duly executed by the Mortgagee and duly recorded in the place where this Mortgage is recorded, shall conclusively evidence such reconveyance, release and discharge. Notwithstanding the foregoing, if (i) or (ii) above shall occur, then the Mortgagor shall have the option to request an assignment of this Mortgage without recourse, representation or warranty, in lieu of the termination of this Mortgage as described above, and, at the Mortgagor's written request, this Mortgage shall remain in full force and effect and the Mortgagee shall assign this Mortgage, and the Mortgagee, at the Mortgagor's expense, will execute and deliver such reasonable or necessary instruments, if any, as the Mortgagor may request evidencing or confirming the assignment of this Mortgage, and any such instrument, when duly executed by the Mortgagee and duly recorded in the place where this Mortgage is recorded, shall conclusively evidence the assignment of this Mortgage, and the release and discharge of the Mortgagor from its obligations hereunder. Notwithstanding the foregoing, any release of this Mortgage in connection with a sale of the Mortgaged Property shall not include a release of the security interests of the Mortgagee in the proceeds of such sale and shall expressly reserve the Mortgagee's security interests in such proceeds unless and until such proceeds are actually received by the Mortgagee.

     5.6. Mortgagor, Mortgagee, Person(s). Wherever used in this Mortgage,
     ---- -------------------------------
unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "the Mortgagor" shall mean "the Mortgagor or any subsequent owner or owners of the Mortgaged Property, or both", and the word "the Mortgagee" shall mean "the Mortgagee or any holder or holders from time to time of the Discount Option Notes. "

     5.7. Cessation of Mortgagor's Interest. No cessation of the Mortgagor's
     ---- ---------------------------------
interest in the Mortgaged Property shall affect this Mortgage or any of the Discount Option Notes.

     5.8. Notices. All notices, demands, requests, consents, approvals and other
     ---- -------
instruments under this Mortgage or any of the Discount Option Notes shall be in writing and shall be sent by first class mail, registered mail or overnight courier and, if to the Mortgagee, addressed to the Mortgagee at the address set forth for communications in the Option Agreement, and, if to the Mortgagor, addressed to it at the address set forth for communications in the Option Agreement, or to such other address with respect to any party as such party shall notify the other in writing; provided any such communication to the
                                   --------
Mortgagor may also, at the option of the Mortgagee, be hand delivered to the Mortgagor at its address set forth above.

     5.9. No Merger of Fee and Leasehold Estates. So long as any portion of the
     ---- --------------------------------------
obligations and indebtedness secured hereby remains unpaid or has not been performed, unless the Mortgagee shall otherwise consent, the fee title to the Premises and the leasehold estate therein created pursuant to the provisions of the Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the Mortgagor, or in any other person by purchase, operation of law or otherwise. If the Mortgagee shall acquire the fee title to the Premises and the leasehold estate therein created pursuant to the provisions of the Lease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Mortgagee shall elect to merge such estates.

     5.10. No Claims Against the Mortgagee, etc. Nothing contained in this
     ----- -------------------------------------
Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, or shall be construed to permit the making of any claim against the Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

     5.11. Waiver of Right to Bring Counterclaim in Foreclosure Action. In any
     ----- -----------------------------------------------------------
action to foreclose the lien or liens of this Mortgage, including a partial foreclosure, no defense, counterclaim, or setoff shall be available to the Mortgagor other than a compulsory counterclaim or one which denies the existence or sufficiency of the facts upon which the action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding sentence, is timely raised in such foreclosure action, such defense, counterclaim, or setoff shall be dismissed; provided, however, that if such defense, counterclaim, or
                    --------  -------
setoff is based on a claim which could be tried in an action for money damages, such claim may be brought in a separate action which shall not thereafter be consolidated with such foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action. Any assignee of this Mortgage and the Discount Option Notes shall take the same free and clear of all offsets, counterclaims, or defenses of any nature whatsoever which the Mortgagor may have against any assignor of this Mortgage and the Discount Option Notes and no such offset, counterclaim, or defense shall be interposed or asserted by the Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage or the Discount Option Notes and any such right to interpose or assert any such offset, counterclaim, or defense in any such action or proceeding is hereby expressly waived by the Mortgagor. In addition, the Mortgagor shall not make, nor be entitled to make, any claim for money damages against the Mortgagee based upon any claim or assertion that the Mortgagee has unreasonably withheld or delayed the Mortgagee's consent and/or approval with respect to any provision contained in the Discount Option Notes, or this Mortgage or the Discount Option Documents, which provides, in effect, that the Mortgagee's consent and/or approval is required and shall not be unreasonably withheld or delayed. The Mortgagor's sole remedy in such event shall be limited to an action or proceeding to enforce any such provision pursuant to specific performance, injunction, or declaratory judgment.

     5.12. Usury Laws. It is the intent of the Mortgagor and the Mortgagee to
     ----- ----------
comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under the Discount Option Notes, then it is the Mortgagor's and the Mortgagee's express intention that such excess amount be immediately credited on the principal balance of the Discount Option Notes (or, if the Discount Option Notes have been fully paid, refunded by the Mortgagee to the Mortgagor and the Mortgagor shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refund shall not cure or waive any default by the Mortgagor under the Discount Option Notes or the Discount Option Documents. If, at any time following any such reduction in the interest rate payable by the Mortgagor, there remains unpaid any principal amounts under the Discount Option Notes and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by the Mortgagor without giving effect to the applicable usury laws theretofore in effect. The Mortgagor agrees, however, that in determining whether or not any interest payable under the Discount Option Notes exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Discount Option Notes or in any Security Document to be "interest"), including, without limitation, prepayment fees and late charges, shall be deemed, to the extent permitted by law, to be an expense, fee, premium, or penalty rather than interest.

     5.13. FIRPTA. If the Mortgagee purchases the Mortgaged Property pursuant to
     ----- ------
a foreclosure under this Mortgage, or accepts an assignment of the Mortgaged Property in lieu of the foreclosure, the Mortgagor hereby authorizes the Mortgagee to withhold the amount of tax, if any, required to be withheld under
Section 1445 of the Internal Revenue Code of 1986, as amended (or any successor provision thereto), out of any sums payable to the Mortgagor from such foreclosure sale or assignment in lieu thereof, as the case may be, after payment of all parties other than the Mortgagor who are entitled to be paid out of any foreclosure or assignment proceeds, as if the Mortgagor were a foreign person, unless the Mortgagor certifies its nonforeign status at the time of such foreclosure sale or assignment, as the case may be, by executing and delivering to the Mortgagee a certificate satisfactory to the Mortgagee.

     5.14. Trust Funds. Intentionally deleted.
     ----- -----------

     5.15. Miscellaneous. All the terms of this Mortgage shall apply to and be
     ----- -------------
binding upon and inure to the benefit of the successors and assigns of the Mortgagor and all persons claiming under or through the Mortgagor or any such successor or assign and the Mortgagee and its successors in interest. The headings in this Mortgage are for convenient reference only and shall not limit or otherwise affect any of the terms hereof. This Mortgage may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. This Mortgage is to be construed according to the laws of the state in which the Mortgaged Property is located.

     5.16. Effectiveness of Mortgage. This Mortgage is given on the express
     ----- -------------------------
condition that if all the covenants, stipulations and agreements of the Mortgagor herein contained shall be fully and faithfully performed, and the portion of the Discount Option Notes secured hereby shall be well and truly paid according to its terms, then this Mortgage shall be void; otherwise this Mortgage shall remain in full force and effect.

     5.17. Mortgagee Waiver and Consent Agreement. A Mortgagee Waiver and
     ----- --------------------------------------
Consent Agreement, among the Mortgagee, the Mortgagor and BankBoston Retail Finance, Inc. exists with respect to the Mortgaged Property.

     5.18. WAIVER OF JURY TRIAL. BOTH THE MORTGAGOR AND THE MORTGAGEE HEREBY
     ----- --------------------
IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE.

     5.19. New Jersey Particular Provisions. (a) The Mortgagor shall not claim
     ----- --------------------------------
or demand or be entitled to receive any credit or credits on the principal indebtedness to be secured by this Mortgage, or on the interest payable thereon, for any part of the taxes assessed against the Premises and no deduction shall be made or claimed from the taxable value of the Premises by reason of this Mortgage.

      (b) THE MORTGAGOR CERTIFIES AND ACKNOWLEDGES THAT IT HAS RECEIVED A TRUE AND CORRECT COPY OF THIS MORTGAGE WITHOUT CHARGE.

     5.20. Subordination. This Mortgage and the rights of Mortgagee hereunder
     ----- -------------
shall be expressly subject, subordinate and inferior in order of priority to the lien of that certain Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents and Profits and Fixture Financing Statement dated February 2, 1999 from Bradlees Stores, Inc. to IBS Whitehall Bank & Trust Company, as Trustee and to all amendments, extensions, modifications, renewals, consolidations and supplements.

          IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor on the day and year first above written.

WITNESS:                               BRADLEES STORES, INC.


By:                                    By:
    -----------------------------          ------------------------------
    Title:                                 Cornelius F. Moses, III
                                           Senior Vice President and
                                             Chief Financial Officer


By:                                    By:
    -----------------------------          ------------------------------
    Title:                                 David L. Schmidt
                                           Senior Vice President and
                                             General Counsel

                                                                [Corporate Seal]

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


          On this ___ day of __________, 1999, before me, the undersigned officer, personally appeared Cornelius F. Moses, III, having an address c/o Bradlees Stores, Inc., One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184, personally known and acknowledged himself to me to be the Senior Vice President and Chief Financial Officer of Bradlees Stores, Inc., and that as such officer, being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his authorized capacity as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said corporation.

          IN WITNESS WHEREOF, hereunto set my hand and official seal.




                              ----------------------------------------------
                              Notary Public

NOTARIAL SEAL

My Commission Expires:


---------------------------

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )


          On this ___ day of __________, 1999, before me, the undersigned officer, personally appeared David L. Schmitt, having an address c/o Bradlees Stores, Inc., One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184, personally known and acknowledged himself to me to be the Senior Vice President and General Counsel of Bradlees Stores, Inc., and that as such officer, being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his authorized capacity as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said corporation.

          IN WITNESS WHEREOF, hereunto set my hand and official seal.




                              ----------------------------------------------
                              Notary Public

NOTARIAL SEAL

My Commission Expires:


---------------------------

                                  Schedule A
                                  ----------

                                                                         ANNEX C



               __________________________________________________
               __________________________________________________


                          COLLATERAL AGENCY AGREEMENT

                                 Dated as of ________________, 1999

                                     among

                                 BRADLEES, INC.
                             BRADLEES STORES, INC.

            CERTAIN HOLDERS OF 9% SECURED CONVERTIBLE NOTES DUE 2004
                            OF BRADLEES STORES, INC.

                                      and

                              ___________________
                              as Collateral Agent

               __________________________________________________
               __________________________________________________

                               TABLE OF CONTENTS

1.  DEFINITIONS, ETC. .................................................. -1-

2.  SECURITY. .......................................................... -2-
      2.1.  Credit Security ............................................ -2-
      2.2.  Application of Proceeds .................................... -2-

3.  ACTIONS BY COLLATERAL AGENT; NOTEHOLDERS' DIRECTION ................ -2-
      3.1.  Appointment of Collateral Agent ............................ -2-
      3.2.  Actions by the Collateral Agent ............................ -3-
      3.3.  Information Regarding Obligors, etc. ....................... -3-

4.  COLLATERAL AGENT ................................................... -3-
      4.1.  Concerning the Agent ....................................... -3-
            4.1.1.  Action in Good Faith, etc. ......................... -3-
            4.1.2.  No Implied Duties, etc. ............................ -4-
            4.1.3.  Validity, etc. ..................................... -4-
            4.1.4.  Compliance ......................................... -4-
            4.1.5.  Employment of Agents and Counsel ................... -4-
            4.1.6.  Reliance on Documents and Counsel .................. -4-
            4.1.7.  Collateral Agent's Reimbursement ................... -5-
      4.2.  Indemnity .................................................. -5-
      4.3.  Collateral Agent's Resignation or Removal .................. -5-

5.  REPRESENTATIONS AND WARRANTIES ..................................... -6-
      5.1.  Authority .................................................. -6-
      5.2.  Authorization and Enforceability ........................... -6-
      5.3.  No Legal Obstacle to Agreement ............................. -6-

6.  SUCCESSORS AND ASSIGNS; FUTURE NOTEHOLDERS ......................... -6-
      6.1.  Successors and Assigns ..................................... -6-
      6.2.  Joinder of Future Noteholders .............................. -6-

7.  EXPENSES; INDEMNITY ................................................ -7-
      7.1.  Expenses ................................................... -7-
      7.2.  General Indemnity .......................................... -7-
      7.3.  Indemnity with Respect to Discount Option Security ......... -7-

8.  CONTINUING AGREEMENT, DEFEASANCE, ETC. ............................. -8-
      8.1.  Continuing Agreement ....................................... -8-
      8.2.  Defeasance ................................................. -8-


9.  NOTICES ............................................................ -8-

10. VENUE; SERVICE OF PROCESS .......................................... -8-

11. WAIVER OF JURY TRIAL ............................................... -9-

12. GENERAL ............................................................ -9-

                          COLLATERAL AGENCY AGREEMENT


     This Collateral Agency Agreement, dated as of ___________, 1999, is among Bradlees, Inc., Bradlees Stores, Inc.("BSI"), the Noteholders listed on Schedule
                                                                        --------
A hereto and their successors and assigns and __________, as collateral agent
-
(the "Collateral Agent") for itself and the Noteholders.  The parties agree as
      ----------------
follows:

 1.  DEFINITIONS, ETC.

     Capitalized terms used but not defined herein shall have meanings as defined in the Option Agreement. The following terms shall have meanings as defined below:

     "Collateral Agent" means __________, in its capacity as Collateral Agent
      ----------------
under this Agreement.

     "Discount Option Documents" shall mean the Discount Option Notes, the
      -------------------------
Option Agreement and the Security Documents.

     "Discount Option Notes" shall mean the 9% Secured Convertible Notes due
      ---------------------
2004 of BSI that are held by the Noteholders and that are subject to the Option Agreement.

     "Noteholders" shall mean the holders of 9% Secured Convertible Notes due
      -----------
2004 of BSI that are parties to the Option Agreement and their successors and assigns

     "Obligors" shall mean BSI and Bradlees, Inc.
      --------

     "Option Agreement" shall mean the Option Agreement dated as of the date
      ----------------
hereof among Bradlees, Inc., BSI and certain holders of 9% Secured Convertible Notes Due 2004 of BSI.

     "Person" shall mean an individual, partnership, corporation, limited
      ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture, government entity or other cognizable person or entity.

     "Required Noteholders" means, with respect to any consent or other action
      --------------------
to be taken by the Noteholders under this Agreement or with respect to collateral securing the Discount Option Notes, such Noteholders as own not less then a majority in principal amount of the Discount Option Notes.

     "Secured Obligations" shall mean all obligations of Bradlees, Inc. or BSI
      -------------------
to the Noteholders under the Discount Option Documents.

     "Security Documents" shall mean each of this Agreement, the Norwalk
      ------------------
Mortgage, the Saddlebrook Mortgage, the Danbury Mortgage and any other security agreement or mortgage now or hereafter entered into in connection with the Option Agreement or the Discount Option Notes.

 2.  SECURITY.

     2.1    Credit Security.  As security for the payment and performance of the
            ---------------
Secured Obligations, BSI has mortgaged, pledged and collaterally granted and assigned to the Collateral Agent for the benefit of the Noteholders and the holders from time to time of any Secured Obligation, and created a security interest in favor of the Collateral Agent for the benefit of the Noteholders and such holders in, all of BSI's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in the Mortgage and any other Security Document (the "Discount Option Security").

     2.2.   Application of Proceeds.  The proceeds of all sales and collections
            -----------------------
in respect of any Discount Option Security or other assets of any Obligor, all funds collected by the Collateral Agent from the Obligors in respect of the Discount Option Security and any portion of the Discount Option Security consisting of cash, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

          First, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Collateral Agent and the reasonable fees and expenses of its special counsel;

          Second, any surplus then remaining to the payment of the Secured Obligations pro rata in accordance with the relative amounts due to the Noteholders with respect to the Discount Option Notes, including without limitation, principal and accrued interest in respect of the Discount Option Notes, provided that, the Collateral Agent may withhold any
                   -------- ----
     distribution of such surplus to a holder of Discount Option Notes that has not executed and delivered to the Collateral Agent a copy of this Agreement or an agreement in the form of Exhibit A hereto until the Collateral Agent
                                    ---------
     has received such delivery;

          Third, any surplus then remaining shall be paid to BSI, subject, however, to the rights of the holder of any then existing lien of which the Collateral Agent has actual notice.

 3.  ACTIONS BY COLLATERAL AGENT; NOTEHOLDERS' DIRECTION.

     3.1.   Appointment of Collateral Agent.  Each of the Noteholders hereby
            -------------------------------
appoints and authorizes the Collateral Agent to act for them as their collateral agent in connection with the transactions contemplated by this Agreement on the terms set forth herein, and hereby agrees that all actions in connection with Discount Option Security and the enforcement or exercise of any remedies in respect of the Secured Obligations shall be taken solely by the Collateral Agent pursuant to this Agreement.

     3.2.   Actions by the Collateral Agent.  The Collateral Agent shall not
            -------------------------------
take any action under this Agreement, including in connection with Discount Option Security and the enforcement or exercise of any remedies in respect of the Secured Obligations, and shall not be obligated to take any such action, except to the extent expressly specified in a written notice received by the Collateral Agent signed by the Required Noteholders. All actions taken by the Collateral Agent in accordance with this Section 3.2, including taking any action (i) waiving in writing compliance with any covenant in this Agreement or any other Security Document, (ii) releasing the Danbury Mortgage and accepting substitute collateral therefor, or (iii) taking any other action, shall be binding upon all Noteholders; provided, however, that the foregoing shall not be
                              --------  -------
deemed a waiver of any Noteholder's rights against any other party hereto with respect to the taking of such action.

     3.3.   Information Regarding Obligors, etc.  Each of the Noteholders
            -----------------------------------
acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each of the Noteholders waives any obligation which may now or hereafter exist on the part of the Noteholders or the Collateral Agent to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each of the Noteholders undertakes to keep itself informed of such risks and any changes therein. Each of the Noteholders expressly waives any duty which may now or hereafter exist on the part of the Noteholders or the Collateral Agent to disclose to the Noteholders any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Obligors or their properties or management, whether now or hereafter known by the Obligors. or the Collateral Agent other than matters related to the disposition of the Discount Option Security. Each of the Noteholders represents, warrants and agrees that it assumes sole responsibility for obtaining from the Obligors all information concerning this Agreement and all other Security Documents and all other information as to the Obligors or their properties or management as such Noteholder deems necessary or desirable.

 4.  COLLATERAL AGENT.

     4.1.   Concerning the Agent.
            --------------------

            4.1.1. Action in Good Faith, etc.  In the exercise of its rights,
                   -------------------------
powers and duties hereunder, the Collateral Agent shall act in a commercially reasonable manner. The Collateral Agent and its officers, directors, employees and agents shall be under no duty to act except as expressly set forth in
Section 3.2 and shall have no liability to the Noteholders for any action or failure to act taken or suffered without willful misconduct or gross negligence. The Collateral Agent shall in all cases be entitled to rely, and shall not be liable to the Noteholders for any action taken in reliance, on instructions given to the Collateral Agent in accordance with
Section 3.2.

            4.1.2. No Implied Duties, etc.  The Collateral Agent shall have and
                   ----------------------
may exercise such powers as are specifically delegated to the Collateral Agent under this Agreement together with all other powers as may be incidental thereto. The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Security Document except for any action specifically provided for in this Agreement or any other Security Document to be taken by the Collateral Agent.

            4.1.3. Validity, etc.  The Collateral Agent shall not be responsible
                   -------------
to any Noteholder (a) for the legality, validity, enforceability or effectiveness of this Agreement, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement,
(c) for the existence or value of any assets included in the Discount Option Security, (d) for the effectiveness of any lien purported to be included in the Discount Option Security, (e) for the specification or failure to specify any particular assets to be included in the Discount Option Security or (f) for any decision to release the Danbury Mortgage or to accept substitute collateral therefor.

            4.1.4. Compliance.  The Collateral Agent shall not be obligated to
                   ----------
ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Security Document, including the occurrence of any default under the Option Agreement or the Discount Option Notes.

            4.1.5. Employment of Agents and Counsel.  The Collateral Agent may
                   --------------------------------
execute any of its duties as Collateral Agent under this Agreement by or through employees, agents and attorneys-in-fact and shall not be responsible to any Noteholder or any Obligor (except as to money or securities received by the Collateral Agent or the Collateral Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Collateral Agent with reasonable care. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall be reimbursed by the Obligors for all reasonable attorneys' fees and costs incurred in connection with its responsibilities hereunder.

            4.1.6. Reliance on Documents and Counsel.  The Collateral Agent
                   ---------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing believed in good faith by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including without limitation any telephonic or oral statement made by such Person and, with respect to legal matters, upon the opinion of counsel selected by the Collateral Agent.

            4.1.7. Collateral Agent's Reimbursement.  Each of the Noteholders
                   --------------------------------
jointly and severally agrees to reimburse the Collateral Agent for any expenses not reimbursed by the Obligors within 30 days (without limiting their obligations to make such reimbursement): (a) for which the Collateral Agent is entitled to reimbursement by the Obligors under this Agreement, and (b) after the exercise of the Put Option or the occurrence of an Event of Default under the Discount Option Notes, for any other expenses incurred by the Collateral Agent on their behalf in connection with the enforcement of their rights under this Agreement or any other Security Document.

     4.2.    Indemnity.  The Noteholders hereby, jointly and severally,
             ---------
indemnify and hold harmless the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives (to the extent that the Collateral Agent is not indemnified by the Obligors, and without in any way limiting the Obligations of the Obligors so to indemnify the Collateral Agent pursuant to Sections 7.2 and 7.3) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives relating to or arising out of this Agreement, the Discount Option Security, any other Security Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Collateral Agent in connection with any of the foregoing, provided, however, that the foregoing
                                      --------  -------
shall not extend to actions or omissions which are taken by the Collateral Agent with gross negligence or willful misconduct. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this Section 4.2 shall be immediately payable on written demand therefor.

     4.3.    Collateral Agent's Resignation or Removal.  The Collateral Agent
             -----------------------------------------
may resign at any time by giving at least 30 days' prior written notice of its intention to do so to each of the Noteholders and to BSI and upon the appointment by the Required Noteholders of a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of such notice of resignation, then the retiring Collateral Agent may appoint a successor Collateral Agent; Any Collateral Agent may be removed upon the written request of the Required Noteholders, which request shall also appoint a successor Collateral Agent. Upon the appointment of a new Collateral Agent hereunder, the term "Collateral Agent" shall for all purposes of this Agreement and any other Security Document thereafter mean such successor. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, or the removal hereunder of any Collateral Agent, the provisions of this Agreement or any other Security Document shall continue to inure to the benefit of such Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement or any other Security Document.

 5.    REPRESENTATIONS AND WARRANTIES.

     Each of the parties to this Agreement represents and warrants that:

     5.1.   Authority.  Such Person has all necessary power and has taken all
            ---------
necessary action to enter into and perform this Agreement and to make this Agreement the legal, valid, binding and enforceable obligation it purports to be.

     5.2.   Authorization and Enforceability.   Each Person has taken all
            --------------------------------
partnership or corporate action required to execute, deliver and perform this Agreement and each other Discount Option Document to which it is party. Each of this Agreement and each other Discount Option Document constitutes the legal, valid and binding obligation of such Person and is enforceable against such Person in accordance with its terms.

     5.3.   No Legal Obstacle to Agreement.   Neither the execution and delivery
            ------------------------------
of this Agreement nor the consummation of any transaction contemplated hereby nor the fulfillment of the terms hereof or of any other agreement or instrument referred to herein has constituted or resulted in, or will constitute or result in, a breach of the provisions of any agreement, instrument, deed or lease to which such Person is a party or by which such Person is bound or of the charter or by-laws of such Person, or the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to it, or has resulted in or will result in the creation under any agreement, instrument, deed or lease of any lien upon any of the assets of such Person (other than the lien created by this Agreement in the Discount Option Security). No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any such Person in connection with the execution, delivery and performance of this Agreement.

 6.  SUCCESSORS AND ASSIGNS; FUTURE NOTEHOLDERS.

     6.1.   Successors and Assigns.  The provisions of this Agreement shall
            ----------------------
inure to the benefit of the holders of Secured Obligations and their successors and assigns and shall be binding upon each of the parties hereto and their respective successors and assigns.

     6.2.   Joinder of Future Noteholders.  Any assignee of a holder of Discount
            -----------------------------
Option Notes, by accepting Discount Option Notes, agrees to become party to this Agreement. Such assignee shall memorialize such agreement by duly authorizing, executing and delivering to the Collateral Agent a fully executed agreement in the form of Exhibit A to this Agreement agreeing to be bound by the terms and
            ---------
conditions hereof.

 7.  EXPENSES; INDEMNITY.

     7.1.   Expenses. The Obligors will pay all expenses incurred by the
            --------
Collateral Agent or any Noteholder in connection with the enforcement of any rights hereunder or under any other Discount Option Documents, including without limitation costs of collection and reasonable attorneys' fees and out-of-pocket expenses.

     7.2.   General Indemnity.  The Obligors hereby, jointly and severally,
            -----------------
indemnify and hold harmless the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives (the Collateral Agent and each of such directors, officers, employees, agents, professional advisers and representatives is referred to as an "Indemnitee"), against and from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee relating to or arising out of this Agreement, the Discount Option Security any other Security Document, the transactions contemplated hereby or thereby, or any action taken or omitted by any such Indemnitee Agent in connection with any of the foregoing; provided, however, that the foregoing
                                      --------   -------
shall not extend to actions or omissions which are taken by an Indemnitee with gross negligence or willful misconduct. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this Section 7.2 shall be payable on written demand therefor.

     7.3.   Indemnity with Respect to Discount Option Security.  The Obligors
            --------------------------------------------------
hereby, jointly and severally, indemnify and hold harmless each Indemnitee and each Noteholder and its partners, directors, officers, employees, agents, professional advisers and representatives (each Noteholder and each of such partners, directors, officers, employees, agents, professional advisers and representatives is referred to as a "Noteholder Indemnitee") from and against any and all claims, damages, losses, liabilities, judgments or reasonable expenses (including all reasonable fees and disbursements of counsel with whom any of them may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which may be incurred or sustained by or asserted against any of them, directly or indirectly, in connection with the existence or exercise of any rights with respect to the Discount Option Security in accordance with the Security Documents; provided, however, that the foregoing
                                           --------  -------
shall not extend to actions or omissions which are taken by an Indemnitee or a Noteholder Indemnitee with gross negligence or willful misconduct. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this
Section 7.3 shall be payable on written demand therefor.

 8.  CONTINUING AGREEMENT, DEFEASANCE, ETC.

     8.1.   Continuing Agreement.  This Agreement shall be a continuing
            --------------------
agreement, shall be irrevocable and shall remain in full force and effect until the payment in full of the Secured Obligations then outstanding in accordance with the terms thereof. No action which the holders of the Secured Obligations or the Obligors may take or refrain from taking with respect to the Secured Obligations, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of the Obligors or any Noteholder hereunder. No right of the Noteholders shall at any time be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act, in good faith, by the Noteholders or the Collateral Agent, or by any noncompliance by any Obligor with the terms of this Agreement, regardless of any knowledge thereof which the Noteholders may have or otherwise be charged with.

     8.2.   Defeasance.  When all Secured Obligations have been performed, paid
            ----------
and reasonably determined by the Noteholders to have been indefeasibly discharged in full, at the Obligors' written request, accompanied by such certificates and proofs as the Collateral Agent shall reasonably deem necessary, the Discount Option Security shall revert to the Obligors and the rights, title and interest of the Collateral Agent therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Collateral Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Obligors the Discount Option Security then in its possession; provided, however, that Section 7 shall survive the
                   --------  -------
termination of this Agreement.

 9.  NOTICES.

     Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing and delivered in the manner provided in
Section 9 of the Option Agreement.

10.  VENUE; SERVICE OF PROCESS.

          (a) Each of the Obligors and each of the Noteholders irrevocably submits to the nonexclusive jurisdiction of the state courts of The State of New York and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Collateral Agent, any Noteholder or their successors or assigns, and

          (b) Each of the Obligors and each of the Noteholders waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is brought in an inconvenient forum, that the venue of any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any other Security Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Obligors and each of the Noteholders hereby consents to service of process in any such proceeding by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10 is reasonably calculated to give actual notice.

11.  WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT TO ANY ISSUE, CLAIM, DEMAND, ACTION, CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY SECURED OBLIGATIONS OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto may file an original counterpart or a copy of this Section with any court as written evidence of consent by the parties hereto to the waiver of the right to trial by jury.

12.  GENERAL.

     All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by the Noteholders, notwithstanding any investigation made by the Noteholders or on their behalf, and shall survive the execution and delivery to the Noteholders hereof and thereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. No change, amendment, modification or supplementation of this Agreement shall be binding on any party unless it is in writing and signed by the parties hereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement and the other agreements referred to herein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Security Document. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of The State of New York (other than the conflict of law rules).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

COLLATERAL AGENT:                   [Name of Collateral Agent]

                                    By:
                                        -----------------------------
                                        Name:
                                        Title:


OBLIGORS:                           BRADLEES, INC.

                                    By:
                                        -----------------------------
                                        Name:
                                        Title:

                                    BRADLEES STORES, INC.

                                    By:
                                        -----------------------------
                                        Name:
                                        Title:


NOTEHOLDERS:                        See Schedule A attached hereto.
                                        ----------

                                                                       Exhibit A
                                                                       ---------



To:  [Name of Collateral Agent]
     c/o Morgens, Waterfall, Vintiadis
     & Company, Inc.
     10 E. 50th Street, 26th Floor
     New York, NY 10022
     Attn: Neil Augustine

     Pursuant to Section 6.2 of the Collateral Agency Agreement dated _____________, 1999 (the "Collateral Agency Agreement") between Bradlees, Inc., Bradlees Stores, Inc., certain holders of 9% Secured Convertible Notes of Bradlees Stores, Inc. Due 2004 and _______________, as collateral agent (the "Collateral Agent"), the undersigned hereby notifies the Collateral Agent that the undersigned is an assignee of Discount Option Notes in principal amount of $________________. The undersigned has received and has had an opportunity to review the Collateral Agency Agreement. The undersigned hereby agrees that, by accepting an assignment of the Discount Option Notes, the undersigned has become a party to the Collateral Agency Agreement and acknowledges and agrees to be bound by the terms and conditions thereof.


Dated:
       --------------------
                              [NAME OF NOTEHOLDER]


                              By:
                                  ---------------------
                                  Name:
                                  Title: